UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ALTRA INDUSTRIAL MOTION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Altra Industrial Motion Corp.

300 Granite Street, Suite 201

Braintree, Massachusetts 02184

www.altramotion.com

March 26, 2020

Dear Fellow Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Altra Industrial Motion Corp. (“Altra”) to be held at 9:00 a.m. EDT on Tuesday, April 28, 2020 at the Boston Marriott Quincy, 1000 Marriott Drive, Quincy, Massachusetts 02169.

The Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the meeting. We will also report on matters of interest to Altra stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted at the meeting. You may submit a proxy by calling a toll-free telephone number, by accessing the internet or by completing and mailing the enclosed proxy card in the return envelope provided. If you do not vote by one of the methods described above, you still may attend the Annual Meeting and vote in person.

Thank you for your continued support of Altra.

Sincerely,

Carl R. Christenson
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Altra Industrial Motion Corp.

300 Granite Street, Suite 201

Braintree, Massachusetts 02184

March 26, 2020

The 2020 Annual Meeting of Stockholders of Altra Industrial Motion Corp. (“Altra”, the “Company”, “we” or “our”) will be held as follows:

DATE:	Tuesday, April 28, 2020

TIME:	9:00 a.m. EDT

LOCATION:

Boston Marriott Quincy, 1000 Marriott Drive, Quincy, Massachusetts 02169

We currently intend to hold the Annual Meeting in person, however, we are actively monitoring the coronavirus (COVID-19) pandemic and if it is not possible or advisable to hold the 2020 Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our press releases, filings with the SEC and our corporate website at https://www.altramotion.com for updated information.

PURPOSE:	To consider and act upon the following proposals:

1. The election of the 7 nominees for director named in the accompanying Proxy Statement;

2. The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2020;

3.  The approval of the Amended and Restated Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan, which includes an increase in the number of shares authorized for issuance by 3,000,000 shares for a total of 6,700,000 authorized shares (plus any shares subject to awards forfeited under Altra’s prior equity incentive plan);

4. An advisory vote to approve the compensation of Altra’s named executive officers; and

5. Such other business as may properly come before the meeting.

Shares represented by properly executed proxies that are hereby solicited by the Board of Directors of Altra will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in favor of the election as directors of the persons nominated pursuant to Proposal 1 in the accompanying Proxy Statement and in favor of Proposal 2, Proposal 3 and Proposal 4.

Stockholders of record at the close of business on March 16, 2020 will be entitled to vote at the meeting.

By order of the Board of Directors,

Glenn E. Deegan
Vice President, Legal and Human Resources, General Counsel and Secretary

It is important that your shares be represented and voted, whether or not you plan to attend the meeting.

YOU CAN VOTE:

1.	BY MAIL:

Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

2.	BY TELEPHONE:

Call toll-free 1-800-690-6903 and follow the instructions.

3.	BY INTERNET:

Access “www.proxyvote.com” and follow the on-screen instructions.

4.	IN PERSON:

You may attend the Annual Meeting and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2020

Altra’s Proxy Statement, form of Proxy Card and 2019 Annual Report on Form 10-K are available at https://ir.altramotion.com/financials/annual-reports-and-proxies/default.aspx.

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 28, 2020

ALTRA INDUSTRIAL MOTION CORP.

300 Granite Street, Suite 201

Braintree, Massachusetts 02184

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to stockholders of Altra Industrial Motion Corp. (“Altra”, the “Company”, “we” or “our”) on or about March 26, 2020, in connection with the solicitation of proxies by Altra’s Board of Directors (the “Board of Directors” or the “Board”) for the Annual Meeting of Stockholders of Altra to be held at 9:00 a.m. EDT on Tuesday, April 28, 2020, at the Boston Marriott Quincy, 1000 Marriott Drive, Quincy, Massachusetts 02169. Directors, officers and other Altra employees also may solicit proxies by telephone or otherwise, but will not receive compensation for such services. Altra pays the cost of soliciting your proxy and reimburses brokers and other nominees their reasonable expenses for forwarding proxy materials to you.

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 16, 2020, are entitled to notice of and to vote at the meeting. As of such date, there were 64,666,277 shares of Altra common stock outstanding, each entitled to one vote.

How to Vote

Stockholders of record described above may cast their votes by:

(1) signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope;

(2) calling toll-free 1-800-690-6903 and following the instructions;

(3) accessing “www.proxyvote.com” and following the instructions; or

(4) attending the Annual Meeting and voting in person.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Corporate Secretary of Altra at the address set forth above, by delivering a proxy bearing a later date, or by voting in person at the Annual Meeting.

Quorum; Required Vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Proxies received but marked as withheld, abstentions, or those treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting in determining a quorum. If a quorum is not present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “broker”), even if you do not provide the broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter. The election of directors, the approval of the Amended and Restated 2014 Omnibus Incentive Plan, and the advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay”) are not considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and the broker is barred from exercising its discretionary authority to vote the shares because the proposal is a non-routine matter.

Election of Directors: Proposal 1. A plurality of the votes cast is required for the election of directors. You may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Votes “WITHHELD” and broker non-votes with respect to the election of directors will have no effect upon election of directors. You may not cumulate your votes for the election of directors.

Ratification of Independent Registered Public Accounting Firm: Proposal 2. Ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast for or against the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” in connection with Proposal 2. Abstentions and broker non-votes will have no effect on this proposal.

Approval of the Amended and Restated Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan: Proposal 3. Approval of Altra’s Amended and Restated 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast for or against the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” in connection with Proposal 3. Abstentions and broker non-votes will have no effect on this proposal.

Advisory Vote to Approve the Compensation of our Named Executive Officers: Proposal 4. The approval of Proposal 4, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast for or against the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” in connection with Proposal 4. Abstentions and broker non-votes will have no effect on this proposal. Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee of the Board of Directors will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Other Matters

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the accompanying notice. If any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

Additional Information

Additional information regarding the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2019, a copy of which, including the financial statements and schedules thereto, but not the exhibits, accompanies this Proxy Statement. In addition, such report and the other reports we file with the U.S. Securities and Exchange Commission (“SEC”) are available, free of charge, through the Investor Relations section of our website at https://www.altramotion.com. Printed copies of these documents and any exhibit to our Form 10-K may be obtained, without charge, by contacting the Corporate Secretary, in writing at Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, or by telephone at (781) 917-0600, and will be provided by first class mail or other equally prompt means within one business day of receipt of such request.

We currently intend to hold the Annual Meeting in person. We are, however, actively monitoring the coronavirus (COVID-19) pandemic; we are sensitive to the public health and travel concerns of our stockholders and management, as well as the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our press releases, filings with the SEC and our corporate website at https://www.altramotion.com for updated information. If you are planning to attend our Annual Meeting, please check our corporate website prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2020

Altra’s Proxy Statement, form of Proxy Card and 2019 Annual Report on Form 10-K are available at https://ir.altramotion.com/financials/annual-reports-and-proxies/default.aspx.

OWNERSHIP OF ALTRA COMMON STOCK

Securities Owned by Certain Beneficial Owners and Management

The following table sets forth certain information as of March 16, 2020, regarding the beneficial ownership of shares of our common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our Board of Directors and director nominees; and (iv) all members of our Board of Directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with rules adopted by the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 16, 2020, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder. Percentage of beneficial ownership is otherwise based on 64,666,277 shares of common stock outstanding as of March 16, 2020.

	Securities Beneficially Owned
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Principal Securityholders:
The Vanguard Group (2)	5,837,987	9.0%
BlackRock, Inc. (3)	4,625,679	7.2%
Wasatch Advisors, Inc. (4)	3,744,456	5.8%
Gates Capital Management, L.P. (5)	3,679,207	5.7%
Silvercrest Asset Management Group, Inc. (6)	3,249,849	5.0%
Named Executive Officers:
Carl R. Christenson (1)(7)	280,030	*
Christian Storch (1)(8)	81,824	*
Glenn Deegan (1)	54,425	*
Craig Schuele (1)	76,652	*
Gerald Ferris (1)(9)	21,416	*
Directors and Nominees:
Edmund M. Carpenter (1)	46,261	*
Lyle G. Ganske (1) (10)	30,057	*
Nicole Parent Haughey (1)	0	*
Margot Hoffman (1)	6,363	*
Michael S. Lipscomb (1)	30,935	*
Larry P. McPherson (1)(11)	65,956	*
Patrick K. Murphy (1)	5,428	*
Thomas W. Swidarski (1)	14,357	*
James H. Woodward Jr. (1)	17,776	*
All directors, director nominees and executive officers as a group (15 persons)	756,602	1.2%

*	Represents beneficial ownership of less than 1%.

(1)

Except as otherwise noted below, each of these individuals’ address of record is c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, MA 02184. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

(2)

The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. A portion of the shares are held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each of which is a subsidiary of The Vanguard Group, Inc. Information and share amounts listed are derived from The Vanguard Group’s Schedule 13G/A filed with the SEC on February 12, 2020, in which The Vanguard Group states that it has sole voting power over 62,700 shares of Altra’s common stock, shared voting power over 9,590 shares of Altra’s common stock, sole dispositive power over 5,774,438 shares of Altra’s common stock, and shared dispositive power over 63,549 shares of Altra’s common stock.

(3)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Shares are held by BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC, each of which is a subsidiary of BlackRock, Inc. Information and share amounts listed are derived from BlackRock, Inc.’s Schedule 13G/A filed with the SEC on February 5, 2020, in which BlackRock, Inc. states that it has sole voting power over 4,474,538 shares of Altra’s common stock and sole dispositive power over 4,625,679 shares of Altra’s common stock.

(4)

The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108. Information and share amounts listed are derived from Wasatch Advisors, Inc.’s Schedule 13G filed with the SEC on February 10, 2020, in which Wasatch Advisors, Inc. states that it has sole voting power over 3,744,456 shares of Altra’s common stock and sole dispositive power over 3,744,456 shares of Altra’s common stock.

(5)

The address of Gates Capital Management, L.P. is 1177 Avenue of the Americas, 46th Floor, New York, NY 10036. Shares are held by Gates Capital Management, L.P., Gates Capital Management GP, LLC, Gates Capital Management, Inc. and Jeffrey L. Gates. Information and share amounts listed are derived from Gates Capital Management L.P.’s Schedule 13G/A filed with the SEC on February 14, 2020, in which each of Gates Capital Management L.P., Gates Capital Management GP, LLC, Gates Capital Management, Inc. and Jeffrey L. Gates states that it or he has shared voting power over 3,679,207 shares of Altra’s common stock, and shared dispositive power over 3,679,207 shares of Altra’s common stock.

(6)

The address of Silvercrest Asset Management Group, Inc. is 1330 Avenue of the Americas, 38th Floor, New York, NY 10019. Shares are held by Silvercrest Asset Management Group LLC, Silvercrest L.P., and Silvercrest Asset Management Group Inc. Information and share amounts listed are derived from Silvercrest Asset Management Group, Inc.’s Schedule 13G filed with the SEC on February 14, 2020, in which each of Silvercrest Asset Management Group LLC, Silvercrest L.P. and Silvercrest Asset Management Group Inc. states that it has shared voting power over 3,249,849 shares of Altra’s common stock and shared dispositive power over 3,249,849 shares of Altra’s common stock.

(7)	Includes 172,738 shares held in trust, for which Mr. Christenson serves as trustee and for which Mr. Christenson shares voting and investment power.

(8)	Includes 56,934 shares held in trust, for which Mr. Storch serves as trustee and for which Mr. Storch shares voting and investment power.

(9)	Includes 13,941 shares held in trust, for which Mr. Ferris serves as trustee and for which Mr. Ferris shares voting and investment power.

(10)

Includes 500 shares held in Mr. Ganske’s wife’s individual retirement account and for which Mr. Ganske shares voting and investment power with his wife and includes 3,486 shares held in trust for the benefit of Mr. Ganske’s daughters, for which Mr. Ganske’s wife serves as trustee and for which Mr. Ganske does not have voting or investment power.

(11)

Includes 54,551 shares held in trust, for which Mr. McPherson and his wife serve as trustees and for which Mr. McPherson shares voting and investment power and includes 2,078 shares held in a charitable remainder trust, for which Mr. McPherson and his wife serve as trustees and for which Mr. McPherson shares voting and investment power.

PROPOSAL 1. ELECTION OF DIRECTORS

The current Board of Directors is made up of nine directors. Each director’s term expires at the 2020 Annual Meeting. On March 9, 2020, the Board of Directors approved a resolution decreasing the size of the Board from nine to seven effective as of April 28, 2020, the date of the 2020 Annual Meeting. The following directors have been nominated by the Company’s Nominating and Corporate Governance Committee for election to serve for a term of one year until the 2021 Annual Meeting and until their successors have been duly elected and qualified:

Carl R. Christenson

Lyle G. Ganske

Nicole Parent Haughey

Margot L. Hoffman, Ph.D.

Michael S. Lipscomb

Thomas W. Swidarski

James H. Woodward Jr.

All of the nominees for election have consented to being named in this Proxy Statement and to serve if elected. All of the nominees, with the exception of Ms. Parent Haughey, are standing for re-election. Ms. Parent Haughey was recommended to the Nominating and Corporate Governance Committee as a potential nominee by the Chief Executive Officer. Biographical information for each of the nominees as of the most recent practicable date, is presented below.

The Board of Directors recommends that stockholders vote FOR the election of Mr. Christenson, Mr. Ganske, Ms. Haughey, Dr. Hoffman, Mr. Lipscomb, Mr. Swidarski and Mr. Woodward.

NOMINEES FOR DIRECTOR

Carl R. Christenson, 60, has been our Chairman since April 2014, our Chief Executive Officer since January 2009 and a director since July 2007. Prior to his current position, Mr. Christenson served as our President and Chief Operating Officer from January 2005 to December 2008. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Wood’s Incorporated and several positions at the Torrington Company. Mr. Christenson currently serves as a director at IDEX Corporation, a NYSE listed industrial manufacturer of highly engineered products. Mr. Christenson previously served as a director at Vectra Co., f/k/a OM Group, Inc., a NYSE listed technology-driven diversified industrial company, from 2014 to 2015. Mr. Christenson holds a M.S. and B.S. degree in Mechanical Engineering from the University of Massachusetts and an M.B.A. from Rensselaer Polytechnic. In addition to more than twenty-five years of experience in manufacturing companies, Mr. Christenson brings vast knowledge of the Company’s business, structure, history and culture to the Board and the CEO position.

Lyle G. Ganske, 61, has been a director since November 2007. Mr. Ganske is a Partner and Partner-in-Charge of the Houston Office at Jones Day. He is an advisor to significant companies, focusing primarily on M&A, takeovers, takeover preparedness, corporate governance, executive compensation, and general corporate counseling. Mr. Ganske received his J.D. from Ohio State University and his B.S.B.A. at Bowling Green State University. He currently serves on the Executive Committees of Resilience Capital (private equity) and the Ohio Business Roundtable; the Advisory Board of Mutual Capital Partners (venture capital); and on the boards of Flashes of Hope and the Western Reserve Land Conservancy. Mr. Ganske is the former chair of Business Volunteers Unlimited and the Commission on Economic Inclusion. In addition to his substantial legal skills and expertise, Mr. Ganske brings to the Company’s Board well-developed business and financial acumen critical to a dynamic public company.

Nicole Parent Haughey, 48, served as Chief Operating Officer of Mimeo.com, a technology company in printed and digital content management and distribution, from 2016 to 2018. Prior to that, Mrs. Parent Haughey served as Vice President, Corporate Strategy and Business Development of United Technologies Corporation (a global manufacturing company) from 2013 to 2015, and Managing Partner and Co-Founder of Vertical Research Partners, LLC (an equity research and consulting firm) from 2009 to 2013. Mrs. Parent Haughey has served as a Director on the board of Allegion, plc, a NYSE traded global security company, since September 2017, and as a director on the board of Perkins School for the Blind, a non-profit company, since 2016. Mrs. Parent Haughey’s experience as a former chief operating officer and a senior leader of global companies will bring significant expertise to the Board of Directors. Her deep understanding of strategic planning, finance, capital allocation, mergers and acquisitions, and sales and marketing will benefit the Board as it oversees and develops the Company’s long-term growth strategies. In addition, Mrs. Parent Haughey’s in-depth knowledge of the investment community and markets provides key insights into investors and capital markets.

Margot L. Hoffman, Ph.D., 57, has been a director since April 2018. Dr. Hoffman currently serves as the President and CEO for The Partnership for Excellence, the Baldrige-based program for Ohio, Indiana and West Virginia. Dr. Hoffman was the President of Quest4Leadership, a leadership development firm, from 2011-2014. From 1988 to 2008, Dr. Hoffman held positions in engineering, corporate training, and senior leadership at Dana Corporation, ultimately holding the position of President of its Driveshaft Products Group. Dr. Hoffman holds a Ph.D. in organization and management from Capella University, an MBA and bachelor of engineering technology degree from the University of Toledo, and serves as a national Baldrige senior examiner. Dr. Hoffman contributes to the Company’s Board significant operational management and leadership development skills combined with substantial experience in global manufacturing businesses, program management and new product launches.

Michael S. Lipscomb, 73, has been a director since November 2007. Mr. Lipscomb served as Chairman and Chief Executive Officer of SIFCO Inc., a NYSE company in the aerospace business, from January 2015 until retiring from all positions in SIFCO in January 2016 and prior to that served as SIFCO’s Chief Executive Officer starting in 2010, and as a board member starting in 2002. As CEO, Mr. Lipscomb led SIFCO through four acquisitions, a divestiture, and a business closure. These moves resulted in SIFCO becoming a leading precision component supplier to the aerospace and energy markets. Mr. Lipscomb also serves as Managing Partner of GS Capital Investments LLC, owner of Aviation Component Solutions, a company in the aerospace aftermarket business, and JC Carter Nozzles, a supplier of refueling nozzles and other components to the LNG market. Mr. Lipscomb serves as a Board member of both Integrity Organics (2014-present), a green company in the waste reclamation business, and The Ruhlin Company (board member 1996-present, Audit Chair 1996-2004, Compensation Chair 2004-present), an integrated ESOP-owned construction company. Previously, Mr. Lipscomb was a founding partner of Argo-Tech Corp. (1986-2007), where he became CEO in 1990 and Chairman in 1994. As CEO of Argo-Tech he led the company through five bank refinances, three high yield bond offerings and three acquisitions, and successfully managed the sale of the company to Eaton Corporation in March of 2007. During his career, Mr. Lipscomb served as a Managing Director at TRW, and in various operational and engineering management roles at the Utica Tool Company and Dow Chemical. Mr. Lipscomb received his MBA from Furman University and his B.S. from Clemson University. Mr. Lipscomb brings to the Company’s Board a depth of global industrial operating experience and knowledge of organizational management essential to a public manufacturing company.

Thomas W. Swidarski, 61, has been a director since April 2014. Mr. Swidarski is currently CEO of Telos Alliance, a global audio technology company whose products and services help radio and television stations produce better programming. Mr. Swidarski has been a director of Evertec, a publicly traded payment processing company, since 2013 and also serves as a director of several privately held companies. Mr. Swidarski previously served as the Chief Executive Officer and President of Diebold Nixdorf, Incorporated, f/k/a Diebold, Incorporated (“Diebold”), a $3 billion global leader in designing, manufacturing and distributing self-service technologies (ATMs) in over 100 countries, from October 12, 2005 to January 19, 2013. Mr. Swidarski served as Senior Vice President of Financial Self-Service Group of Diebold, from 2001 to September 2005 and served as its Chief Operating Officer from October 12, 2005 to December 2005. Mr. Swidarski also held various strategic development and marketing positions at Diebold since 1996. Prior to Diebold, he held various positions within the financial industry for nearly 20 years focusing on marketing, product management, retail bank profitability, branding and retail distribution. Mr. Swidarski served as a Director of Diebold from December 12, 2005 to January 8, 2013. He holds a BA in marketing from the University of Dayton and an MBA in business management from Cleveland State University. Having served as Chief Executive Officer of a global provider of technology and services to a wide range of businesses, Mr. Swidarski brings to the Company’s Board valuable insight into organizational management, global business, financial matters and marketing matters.

James H. Woodward, Jr., 67, has been a director since March 2007. From March 2009 to October 2011, Mr. Woodward served as Senior Vice President and Chief Financial Officer of Accuride Corporation. Previously, Mr. Woodward served as Executive Vice President and Chief Financial Officer and Treasurer of Joy Global Inc. from January 2007 until February 2008. Prior to joining Joy Global Inc., Mr. Woodward was Executive Vice President and Chief Financial Officer of JLG Industries, Inc. from August 2000 until its sale in December 2006. Prior to JLG Industries, Inc., Mr. Woodward held various financial and operational positions at Dana Incorporated, f/k/a Dana Corporation, since 1982. Mr. Woodward is a Certified Public Accountant and holds a B.A. degree in Accounting from Michigan State University. Mr. Woodward’s depth and breadth of exposure to complex issues from his long and distinguished career in the manufacturing industry make him a skilled advisor who provides critical insight into organizational and operational management, global business and financial matters.

BOARD OF DIRECTORS

Board of Directors Composition

Our bylaws provide that the size of the Board of Directors shall be determined from time to time by our Board of Directors. Our Board of Directors is currently sized at nine members. On March 9, 2020, our Board of Directors approved a resolution decreasing the size of our Board from nine to seven effective as of the date of our 2020 Annual Meeting. Each of our executive officers and directors, other than non-employee directors, devotes his or her full time to our affairs. Our non-employee directors devote the amount of time to our affairs as necessary to discharge their duties. Edmund M. Carpenter, Lyle G. Ganske, Margot L. Hoffman, Ph.D., Michael S. Lipscomb, Larry P. McPherson, Patrick K. Murphy, Thomas W. Swidarski and James H. Woodward, Jr. are each “independent” within the meaning of the Marketplace Rules of the NASDAQ Global Market (the “NASDAQ Rules”) and the federal securities laws and collectively constitute a majority of our Board of Directors. Mr. Woodward, who previously was not independent because his brother-in-law served as a partner in the consulting practice of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, was determined to be independent in July 2019 following his brother-in-law’s retirement. In addition, director nominee Nicole Parent Haughey is also independent within the meaning of the NASDAQ Rules and federal securities laws.

Committees of the Board of Directors

Pursuant to our bylaws, our Board of Directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our Board of Directors has established the following committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter of each of the committees discussed below is available on our website at https://ir.altramotion.com/governance/governance-documents/default.aspx. Printed copies of these charters may be obtained, without charge, by contacting the Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, telephone (781) 917-0600. The membership and function of each committee are described below.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board’s oversight of:

•	the integrity of our financial statements and reporting;

•	our independent auditors’ qualifications, independence, compensation and performance;

•	our internal controls and risk management;

•	our compliance with legal and regulatory requirements;

•	the performance of our internal audit function;

•	the preparation of all reports and disclosure required or appropriate including the disclosure required by Item 407(d)(3)(i) of Regulation S-K; and

•	legal, ethical and regulatory compliance including application of our Code of Business Conduct and Ethics.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and currently consists of Messrs. Woodward, Ganske, Carpenter and Lipscomb, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the NASDAQ Rules. Mr. Woodward serves as chairman of our Audit Committee. Mr. Woodward, Mr. Carpenter, Mr. Lipscomb and Mr. Ganske qualify as independent “audit committee financial experts” as such term has been defined by the SEC in Item 407 of Regulation S-K. We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the NASDAQ Rules and federal securities law.

Compensation Committee

The primary purpose of our Compensation Committee is to establish and review our overall compensation philosophy and policy, to establish and review our director compensation philosophy and policy, and to review and approve corporate goals and objectives relevant to compensation of the Company’s executive officers. In addition, the Compensation Committee oversees our employee benefit plans and practices and produces a report on executive compensation as required by SEC rules. The Compensation Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee.

The Compensation Committee has the authority, pursuant to its charter, to retain outside counsel, compensation consultants or other advisors to assist it in carrying out its activities. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), as the Compensation Committee’s independent compensation consultant.

Messrs. Swidarski, Carpenter and Lipscomb serve on the Compensation Committee, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the NASDAQ Rules. Mr. Swidarski serves as chairman of the Compensation Committee. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the NASDAQ Rules.

Compensation Policies and Practices Regarding Risk Taking

The Company has considered its compensation policies and practices for its employees and concluded that the policies and practices do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the assessment performed by the Company’s management and was reviewed by the Compensation Committee of the Company’s Board of Directors.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to:

•	identify and recommend to the Board individuals qualified to serve as directors of our company and on committees of the Board;

•	advise the Board with respect to Board composition, procedures and committees;

•	develop and recommend to the Board a set of corporate governance principles and guidelines applicable to us;

•	oversee the evaluation of the Board and our management; and

•	provide oversight and guidance with regard to environmental, social and governance (ESG) matters and the Company’s ESG activities.

Dr. Hoffman and Messrs. McPherson and Ganske serve on the Nominating and Corporate Governance Committee, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the NASDAQ Rules. Dr. Hoffman serves as chair of the Nominating and Corporate Governance Committee. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the NASDAQ Rules. Please see the section entitled “Corporate Governance” herein for further discussion of the roles and responsibilities of the Nominating and Corporate Governance Committee.

Board, Committee and Annual Meeting Attendance

For the fiscal year ended December 31, 2019, the Board and its Committees held the following aggregate number of regular and special meetings:

Board	6
Audit Committee	4
Compensation Committee	3
Nominating and Corporate Governance Committee	7

Each of our directors attended 75% or more of the aggregate number of the meetings of the Board and of the Committees on which he or she served during the year.

The independent members of the Board, and each of the three standing committees of the Board, met in independent director sessions without the Chairman, Chief Executive Officer or members of management present at least four (4) times during 2019.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Stockholders in the absence of a scheduling conflict or other valid reason. All of our directors serving at such time attended the 2019 Annual Meeting of Stockholders in person.

Board Leadership Structure and Board Oversight of Risk Management

Pursuant to our bylaws, our Board of Directors determines the best board leadership structure for the Company from time to time by appointing the Chairman of the Board. As part of our annual board self-evaluation process, the Board evaluates our leadership structure to ensure that it provides the optimal structure for the Company and stockholders. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe our current leadership structure, with Mr. Christenson serving as Chairman and CEO and with independent Board leadership provided by the appointment of a Lead Director, is the optimal structure for the Company.

Larry McPherson, who has served on the Board since 2005, currently serves as the Lead Director. The Board believes that a Lead Director improves the Board’s overall performance by improving the efficiency of the Board’s oversight and governance responsibilities and by enhancing the relationship between the Chief Executive Officer and the independent directors. The Lead Director acts as an intermediary between the Board and senior management. Among other things, the Lead Director is responsible, along with the Chairman, for facilitating communication among our Directors and between the Board and the Chief Executive Officer, for working with the Chief Executive Officer and the Board to set the agenda for Board meetings, and for working with the Chief Executive Officer to provide an appropriate information flow to the Board. The Lead Director is also responsible for presiding over and setting the agenda for executive sessions of the Board and independent director meetings. The Lead Director is expected to foster a cohesive Board that cooperates with the Chief Executive Officer towards the ultimate goal of creating stockholder value.

Our Board of Directors currently has nine members (eight of which are independent) in addition to the Chairman and CEO. A number of the members of our Board of Directors are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We have three board committees comprised solely of independent directors. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the oversight of the Board of Directors by the Lead Director, provides our management with appropriate oversight, leadership and guidance. In addition, our non-employee directors meet in executive session, led by our Lead Director, without management present as frequently as they deem appropriate, typically at the time of each regular board meeting. On March 9, 2020, our Board of Directors approved a resolution decreasing the size of our Board from nine to seven effective as of the date of our 2020 Annual Meeting.

Our Board is responsible for overseeing our risk management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate person within the Company to enable the Board to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Audit Committee also discusses guidelines and policies to govern the process by which risk management is handled. The Audit Committee discusses the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Board believes that the work undertaken by the full Board, together with the work undertaken by the Audit Committee and the other committees, enables the Board to effectively oversee the Company’s risk management function.

Director Compensation

In 2017, the Compensation Committee engaged the services of FW Cook to review the design and competitiveness of the Company’s non-employee director compensation program. FW Cook’s review found that total per-director compensation was below the 25th percentile of peer group practice. Following the 2017 FW Cook review, the annual cash retainer for non-employee directors was increased from $60,000 to $75,000 and the annual equity compensation for non-employee directors was increased from $80,000 to $100,000 to bring total non-employee director compensation approximately in line with the median of peer group practice.

In July 2018, in connection with the Company’s planned combination of Altra with four businesses from Fortive Corporation’s (“Fortive”) Automation & Specialty platform (the “A&S Business”) which substantially increased the size of the Company’s business, the Compensation Committee again engaged the services of FW Cook to evaluate the Company’s compensation peer group and review the design and competitiveness of the Company’s compensation programs, including the non-employee director compensation program. FW Cook recommended a new compensation peer group and the non-employee director compensation review found that total per-director compensation remained below the 25th percentile of peer group practice. No changes were made to non-employee director compensation following the 2018 FW Cook review until February 2019 when cash compensation for non-employee directors was increased from $75,000 to $85,000 annually and equity compensation for non-employee directors was increased from $100,000 to $115,000 annually.

Standard Board Fees

Our non-employee directors currently receive the following standard cash compensation:

Annual Retainer Fee: $85,000 (payable in equal quarterly installments);

Lead Director: $25,000;

Chairman of the Audit Committee: $12,500;

Chairman of the Compensation Committee: $12,500; and

Chairman of the Nominating and Corporate Governance Committee: $12,500.

Directors may elect to receive, in lieu of their regular cash compensation as outlined above, an amount of shares of Company stock equal in value to the cash compensation that otherwise would be paid at the time such cash compensation would have been payable.

In addition, each of the non-employee directors receives grants of restricted stock with an annual value equal to $115,000 paid in four equal quarterly installments with each such quarterly grant vesting immediately.

All members of our Board of Directors are reimbursed for their usual and customary expenses incurred in connection with attending all Board and other committee meetings.

The following table sets forth information concerning compensation paid to our non-employee directors during the fiscal year ended December 31, 2019.

Non-Employee Director Compensation Table for Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Edmund M. Carpenter	85,625		111,250	—	—	196,875
Lyle G. Ganske	88,750	(3)	111,250	—	—	200,000
Margot L. Hoffman, Ph.D.	91,875		111,250	—	—	203,125
Michael S. Lipscomb	82,500		111,250	—	—	193,750
Larry P. McPherson	109,375		111,250	—	—	220,625
Patrick K. Murphy	82,500		111,250	—	—	193,750
Thomas W. Swidarski	91,875		111,250	—	—	203,125
James H. Woodward Jr.	88,750		111,250	—	—	200,000

(1)

These amounts reflect the aggregate grant date fair value of restricted stock awards granted in fiscal year 2019 in accordance with ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 12 to our financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(2)	Stock grants to non-employee directors are paid in four equal quarterly installments. As of December 31, 2019, there were no outstanding unvested stock awards to non-employee directors.

(3)

Mr. Ganske has elected to receive, in lieu of regular cash compensation, an amount of shares of Company stock equal in value to the cash compensation that otherwise would be paid at the time such cash compensation would otherwise have been payable. As a result, for 2019, all of Mr. Ganske’s cash retainer was paid in shares of Company stock.

Stock Ownership Guidelines

Our Board of Directors established stock ownership guidelines applicable to the Company’s non-employee directors pursuant to which each non-employee director should retain the value of Company stock equivalent to five (5) times his annual cash retainer. All of the Company’s non-employee directors have a five (5) year period to accumulate these specific values.

The following categories satisfy a participant’s ownership guidelines: (i) shares of common stock owned directly; (ii) shares of common stock owned indirectly (e.g., by a spouse or a trust); (iii) shares of common stock represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by the Company or an affiliate; and (iv) restricted stock (vested and unvested), earned performance shares (vested and unvested), restricted stock units (vested and unvested), or phantom stock. Unexercised options, unearned performance shares, and pledged shares are not counted toward meeting the guidelines.

The Company’s Board of Directors has the discretion to enforce the stock ownership guidelines on a case-by-case basis. Violations of the Company’s stock ownership guidelines may, without limitation and in the Board’s discretion, result in the participant not receiving future grants of long-term incentive plan awards or annual equity retainer or result in the participant being required to retain all or a portion of future grants of long-term incentive plan awards or annual equity retainers until compliance is achieved.

Compensation Committee Interlocks and Insider Participation.

During our last completed fiscal year, no member of the Compensation Committee was an employee, officer or former officer of Altra. None of our executive officers served on the board of directors or compensation committee of any entity in 2019 that had an executive officer serving as a member of our Board or Compensation Committee.

Certain Relationships and Related Transactions

Transactions with Directors and Management

Under our Code of Business Conduct and Ethics, all transactions involving a conflict of interest, including holding a financial interest in a significant supplier, customer or competitor of the Company, are generally prohibited. However, holding a financial interest of less than 2% in a publicly held company and other limited circumstances are excluded transactions. Our directors and officers are prohibited from using his or her position to influence the Company’s decision relating to a transaction with a significant supplier, customer, or competitor with which he or she is affiliated.

In addition, our Audit Committee Charter provides that the Audit Committee shall review, discuss and approve any transactions or courses of dealing with related parties (e.g., including significant stockholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size (including but not necessarily limited to transactions that exceed $120,000) or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. We believe that these agreements are necessary to attract and retain qualified persons as directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Corporate Governance

The Nominating and Corporate Governance Committee’s Role and Responsibilities

Primary responsibility for Altra’s corporate governance practices rests with the Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee is responsible for, among other things, (i) overseeing the Company’s policies and procedures for the Board’s nomination of persons to stand for election to serve on the Board of Directors by stockholders and consideration of any stockholder nominations of persons to stand for election to the Board of Directors; (ii) identifying, screening and reviewing individuals qualified to serve as directors and recommending candidates for nomination for election or to fill vacancies; (iii) reviewing annually the composition and size of the Board; (iv) aiding the Board and its committees in their annual self-evaluations; (v) developing, recommending and overseeing implementation of the Company’s corporate governance guidelines and principles; (vi) reviewing, monitoring and addressing conflicts of interest of directors and executives officers; (vii) providing oversight and guidance with respect to environmental, social and governance (ESG) matters and the Company’s ESG activities; and (viii) reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary. To learn more about our commitment to corporate social responsibility, please see the “Corporate Responsibility” section of our website at https://ir.altramotion.com/corporate-responsibility/default.aspx. Described below are some of the significant corporate governance practices that have been instituted by the Board of Directors at the recommendation of the Governance Committee.

Director Independence

The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. The Governance Committee has determined that the following directors are independent within the meaning of the NASDAQ Rules and relevant federal securities laws and regulations: Edmund M. Carpenter, Lyle G. Ganske, Margot L. Hoffman, Ph.D., Michael S. Lipscomb, Larry P. McPherson, Patrick K. Murphy, Thomas W. Swidarski and James H. Woodward, Jr. In addition, the Governance Committee has determined that director nominee Nicole Parent Haughey is also independent within the meaning of the NASDAQ Rules and federal securities laws.

Board Evaluation

The Board of Directors has adopted a policy whereby the Governance Committee will assist the Board and its committees in evaluating their performance and effectiveness on an annual basis. As part of this evaluation, the Governance Committee assesses the progress in the areas targeted for improvement during previous evaluations, and develops recommendations to enhance the respective Board or committee effectiveness over the next year.

Director Nomination Process

The Governance Committee reviews the skills, characteristics and experience of potential candidates for election to the Board of Directors and recommends nominees for director to the full Board for approval. In addition, the Governance Committee assesses the overall composition of the Board of Directors, including factors such as size, composition, diversity, skills, significant experience and time commitment to Altra.

It is the Governance Committee’s policy to utilize a variety of means to identify prospective nominees for the Board, and it considers referrals from other Board members, management, stockholders and other external sources such as retained executive search firms. The Governance Committee utilizes the same criteria for evaluating candidates irrespective of their source.

The Governance Committee believes that any nominee must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic consistent with Altra’s core values, and be committed to the interests of all stockholders as opposed to those of any particular constituency.

The Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. Accordingly, when considering director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of Altra’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

To recommend a candidate for consideration, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Nominating and Corporate Governance Committee Chairman, c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

Corporate Governance Guidelines

The Governance Committee has developed and recommended the Company’s Statement of Governance Principles, Policies and Procedures (the “Governance Principles”) which has been approved by our full Board. Altra’s Governance Principles are available on the Company’s website at https://ir.altramotion.com/governance/governance-documents/default.aspx.

Majority Voting Policy in Uncontested Director Elections

Our Board has adopted a majority voting policy in uncontested Director elections which is set forth in Altra’s Governance Principles. Under the policy, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an election of Directors that is not a contested election is expected to tender his or her resignation as a Director to the Board promptly following the certification of the election results. The Governance Committee will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will act on each tendered resignation, taking into account the Governance Committee’s recommendation, within 90 days following the certification of the election results.

Business Conduct and Compliance

Altra maintains a Code of Business Conduct and Ethics (the “Code of Ethics”) that is applicable to all directors, officers and employees of the Company and all subsidiaries and entities controlled by the Company. It sets forth Altra’s policies and expectations on a number of topics, including conflicts of interest, protection and proper use of company assets, relationships with customers and vendors (business ethics), accounting practices, and compliance with laws, rules and regulations. A copy of the Code of Ethics is available on the Company’s website at https://ir.altramotion.com/governance/governance-documents/default.aspx. Individuals can report suspected violations of the Code of Ethics anonymously by contacting the Altra Compliance and Ethics Hotline at 1-866-368-1905 (or at any of the international phone numbers listed in Schedule 2 to the Code of Ethics). In the event the Company amends or waives any of the provisions of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1934, as amended, Altra intends to disclose these actions on the Company’s website.

Altra also maintains policies regarding insider trading and communications with the public (the “Insider Trading Policy”) and procedures for the Audit Committee regarding complaints about accounting matters (the “Whistleblower Policy”). The Insider Trading Policy sets forth the Company’s limitations regarding trading in Company securities and the handling of material non-public information. The Insider Trading Policy is applicable to directors, officers and employees of Altra and its subsidiaries, as well as any agent or consultant who has access to or has received material, non-public information, about the Company in the course of an engagement by or association with the Company, together with certain other persons or entities affiliated with or related to any of the foregoing (collectively, the “Covered Parties”) and is designed to help ensure compliance with federal securities laws.

The Insider Trading Policy contains a strict policy against any Covered Parties engaging in short-term or speculative transactions or hedging or monetization transactions involving the Company’s stock or other securities. All Covered Parties are prohibited from (i) selling the Company’s securities “short” – that is, selling securities that are not owned by the particular director, employee or other Covered Party, (ii) buying or selling puts (i.e., options to sell), calls (i.e., options to purchase), future contracts, or other forms of derivative securities relating to the Company’s securities, and (iii) engaging in hedging, monetization transactions or similar arrangements involving the Company’s securities, such as zero-cost collars and forward sale contracts. Additionally, each Company director and officer is prohibited from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan; however, this prohibition does not apply to pledges of the Company’s securities in effect prior to February 12, 2013. The Insider Trading Policy does require, however, that existing pledges be minimized and terminated as soon as practicable.

The Whistleblower Policy was established to set forth the Audit Committee’s procedures to receive, retain, investigate and act on complaints and concerns of employees and stockholders regarding accounting, internal accounting controls and auditing matters, including complaints regarding attempted or actual circumvention of internal accounting controls. Accounting complaints may be made directly to the Chairman of the Audit Committee in writing as follows: Audit Committee Chairman, c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184. A copy of the Audit Committee’s Whistleblower Policy and procedures may be requested from the Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

Succession Planning

The Board of Directors recognizes that a sudden or unexpected change in leadership could cause the Company to experience management transition issues that could adversely affect the Company’s operations, relations with employees and results. Altra strives to create and maintain a respectful, rewarding, diverse, and inclusive work environment that allows our employees to develop meaningful careers. Working with Altra’s management team, the Board and Compensation Committee oversee matters including succession planning and development, compensation, benefits, talent recruiting and retention, employee engagement and diversity and inclusion. Moreover, the Board of Directors and Altra’s management team believe that having a robust succession planning process in place is one critical element of a comprehensive program of good corporate governance. As a result, the Board and the Governance Committee periodically review succession plans for the Chief Executive Officer position and other key executive positions.

Communication with Directors

Stockholders or other interested parties wishing to communicate with the Board, the non-employee directors, or any individual director may do so by contacting the Lead Director of the Board by mail, addressed to Lead Director, c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

All communications to the Board will remain unopened and be promptly forwarded to the Lead Director, who shall in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded from this policy by the Lead Director, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. Before being discarded, the director(s) to whom such information is addressed is generally informed that the information has been removed, and that it will be made available to such director(s) upon request.

OUR EXECUTIVE OFFICERS

The following table sets forth names, ages and positions of the persons who are our executive officers as of March 16, 2020:

Name	Age	Position
Carl R. Christenson	60	Chairman and Chief Executive Officer
Christian Storch	60	Executive Vice President and Chief Financial Officer
Glenn E. Deegan	53	Executive Vice President, Legal and Human Resources, General Counsel and Secretary
Todd B. Patriacca	50	Vice President of Finance, Corporate Controller and Treasurer
Craig Schuele	56	Executive Vice President of Marketing and Business Development

Carl R. Christenson, 60, has been our Chairman since April 2014, our Chief Executive Officer since January 2009 and a director since July 2007. Prior to his current position, Mr. Christenson served as our President and Chief Operating Officer from January 2005 to December 2008. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Wood’s Incorporated and several positions at the Torrington Company. Mr. Christenson currently serves as a director at IDEX Corporation, a NYSE listed industrial manufacturer of highly engineered products. Mr. Christenson previously served as a director at Vectra Co., f/k/a OM Group, Inc., a NYSE listed technology-driven diversified industrial company, from 2014 to 2015. Mr. Christenson holds a M.S. and B.S. degree in Mechanical Engineering from the University of Massachusetts and an M.B.A. from Rensselaer Polytechnic. In addition to more than twenty-five years of experience in manufacturing companies, Mr. Christenson brings vast knowledge of the Company’s business, structure, history and culture to the Board and the CEO position.

Christian Storch, 60, has been our Executive Vice President since December 2019 and our Chief Financial Officer since December 2007. From 2001 to 2007, Mr. Storch was the Vice President and Chief Financial Officer at Standex International Corporation (“Standex International”). Mr. Storch also served on the Board of Directors of Standex International from October 2004 to December 2007. Mr. Storch also served as Standex International’s Treasurer from 2003 to April 2006 and Manager of Corporate Audit and Assurance Services from July 1999 to 2003. Prior to Standex International, Mr. Storch was a Divisional Financial Director and Corporate Controller at Vossloh AG, a publicly held German transport technology company. Mr. Storch has also previously served as an Audit Manager with Deloitte & Touche, LLP. Mr. Storch holds a degree in business administration from the University of Passau, Germany.

Glenn E. Deegan, 53, has been our Executive Vice President since December 2019 and our Vice President, Legal and Human Resources, General Counsel and Secretary since June 2009. Prior to his current position, Mr. Deegan served as our General Counsel and Secretary since September 2008. From March 2007 to August 2008, Mr. Deegan served as Vice President, General Counsel and Secretary of Averion International Corp., a publicly held global provider of clinical research services. Prior to Averion, from June 2001 to March 2007, Mr. Deegan served as Director of Legal Affairs and then as Vice President, General Counsel and Secretary of MacroChem Corporation, a publicly held specialty pharmaceutical company. From 1999 to 2001, Mr. Deegan served as Assistant General Counsel of Summit Technology, Inc., a publicly held manufacturer of ophthalmic laser systems. Mr. Deegan previously spent over six years engaged in the private practice of law and also served as law clerk to the Honorable Francis J. Boyle in the United States District Court for the District of Rhode Island. Mr. Deegan holds a B.S. from Providence College and a J.D. from Boston College.

Todd B. Patriacca, 50, has been our Vice President of Finance, Corporate Controller and Treasurer since February 2010. Prior to his current position, Mr. Patriacca served as our Vice President of Finance, Corporate Controller and Assistant Treasurer since October 2008 and previous to that, as Vice President of Finance and

Corporate Controller since May 2007 and as Corporate Controller since May 2005. Prior to joining us, Mr. Patriacca was Corporate Finance Manager at MKS Instruments Inc. (“MKS”), a semi-conductor equipment manufacturer since March 2002. Prior to MKS, Mr. Patriacca spent over ten years at Arthur Andersen LLP in the Assurance Advisory practice. Mr. Patriacca is a Certified Public Accountant and holds a B.A. in History from Colby College and an M.B.A. and an M.S. in Accounting from Northeastern University.

Craig Schuele, 56, has been our Executive Vice President since December 2019 and our Vice President of Marketing and Business Development since May 2007 and held the same position with our predecessor since July 2004. He is responsible for global marketing as well as coordinating Altra’s merger and acquisition activity. Prior to his current position, Mr. Schuele was our Vice President of Marketing since March 2002, and previous to that he was our Director of Marketing. Mr. Schuele joined our predecessor in 1986 and holds a B.S. degree in Management from Rhode Island College.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of our compensation programs and policies and the major factors that shape the creation and implementation of those programs and policies. In this discussion and analysis, and in the more detailed tables and narrative that follow, we will discuss compensation and compensation decisions for fiscal 2019 relating to the following persons, whom we refer to as our named executive officers:

Carl R. Christenson, Chairman and Chief Executive Officer;

Christian Storch, Executive Vice President and Chief Financial Officer;

Glenn E. Deegan, Executive Vice President, Legal and Human Resources, General Counsel and Secretary;

Craig Schuele, Executive Vice President of Marketing and Business Development; and

Gerald P. Ferris, our former Executive Vice President of Global Sales (Mr. Ferris retired from Altra effective as of December 31, 2019).

Executive Summary

Overview

The Compensation Committee believes that executive compensation should be structured to encourage and reward performance that leads to meaningful results for the Company. Both our cash and equity incentive compensation programs are tied primarily to performance metrics designed to measure sales and earnings growth and working capital management of Altra. Our strategy is to compensate our executives at competitive levels through programs that emphasize performance-based incentive compensation in the form of annual cash payments and equity-based awards. Our executives have the opportunity to earn above-median compensation for above-market performance while below-market performance will result in below-median compensation.

Operating Performance

On October 1, 2018, Altra and Fortive consummated the combination of Altra with four operating companies from Fortive’s A&S Business. In accordance with the terms and conditions of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated March 7, 2018, among Altra, Fortive, McHale Acquisition Corp. (“Merger Sub”) and Stevens Holding Company, Inc. (“Stevens Holding”), and a Separation and Distribution Agreement, dated March 7, 2018, among Altra, Fortive and Stevens Holding (the “Distribution Agreement”), (1) Fortive transferred certain assets, liabilities and entities constituting a portion of the A&S Business to Stevens Holding, (2) Fortive distributed to its stockholders all of the issued and outstanding shares of Stevens Holding common stock held by Fortive by way of an exchange offer (the “Distribution”) and (3) Merger Sub merged with and into Stevens Holding and Stevens Holding became a wholly-owned subsidiary of Altra, and the issued and outstanding shares of Stevens Holding common stock converted into shares of Altra common stock (the “Merger”). In addition, pursuant to the Merger Agreement, prior to the effective time of the Merger, Fortive transferred certain non-U.S. assets, liabilities and entities constituting the remaining portion of the A&S Business to certain subsidiaries of Altra, and the Altra subsidiaries assumed substantially all of the liabilities associated with the transferred assets. Upon consummation of the Fortive Transaction, the shares of Stevens Holding common stock then outstanding were automatically converted into the right to receive 35.0 million shares of Altra common stock, which were issued by Altra on the Closing Date, and represented approximately 54% of the outstanding shares of Altra common stock, together with cash in lieu of fractional shares. Altra’s pre-Merger stockholders continued to hold the remaining approximately 46% of the outstanding shares of Altra common stock.

With the addition of the A&S Business, Altra has:

•	Established a stronger position at the higher end of the technology spectrum;

•	Expanded our portfolio of precision electrical, mechanical and software technologies and services;

•	Increased our exposure to long-term attractive end markets, including advanced material handling, aerospace & defense, factory automation, food processing, medical and robotics;

•	Enhanced our financial profile with strong free cash flow that we expect will help accelerate growth and enable us to de-lever our balance sheet; and

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Combined two deeply embedded and proven business systems to create a world class business system that we continue to expect will accelerate top- and bottom-line growth, drive sustainable competitive advantage and ensure superior execution of our strategic initiatives.

2019 marked our first full fiscal year as the “new” Altra following the acquisition of the A&S Business, which consists of four key brands, Kollmorgen, Portescap, Thomson and Jacobs Vehicle Systems. With the completion of the Fortive Transaction, Altra significantly increased the size and scope of its business:

•	For the full year 2019, we reported revenues in excess of approximately $1.8 billion;

•	The number of employees increased from approximately 4,500 prior to the Fortive Transaction to approximately 9,200; and

•	The footprint of Altra’s worldwide manufacturing facilities increased by approximately 65%.

During 2019, we focused on executing against our strategic priorities:

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We substantially completed the tactical aspects of the integration of the A&S Business and made excellent progress with the strategic components of the integration. In doing so, we accelerated the combination of business processes to become a truly integrated company and progressed towards having a world-class business system embraced across the entire organization. By cross-pollinating Altra’s strengths in areas such as operational excellence and lean manufacturing with the strengths of the A&S Business in areas like supply chain management, policy deployment and organic growth processes, we believe we will position the Altra team to deliver extraordinary results.

•

We exceeded our synergy targets and focused on managing costs. In response to market dynamics, we initiated steps in 2019 to accelerate synergies and cost reductions, including the difficult task of rightsizing staffing in all geographies and the successful completion of three facility consolidations. As a result, we exceeded our target synergies delivering $15 million for 2019, virtually entirely cost-related, and achieved a year-end exit synergy run rate of $26 million.

•

We leveraged our strong cash performance to pay down debt and de-lever our balance sheet. We delivered a record annual operating cash flow in 2019 of over $250 million. We paid down a total of $130 million of debt in 2019, bringing the total debt paid down since the A&S Business acquisition to $150 million. In addition, we continue to expect the transformational combination with the A&S Business to meaningfully enhance Altra’s ability to drive growth and value creation for our stockholders, customers and employees.

For the full year of 2019, we reported net sales of approximately $1.83 billion, up 56% from the prior year as we benefitted from increased sales resulting from the addition of the A&S Business offset by weakness in some of our cyclical end markets. The combination of our year-long focus on strategic initiatives, such as supply chain management, cost containment and achieving synergies from the acquisition of the A&S Business, and the full-year contribution from the A&S Business had a favorable impact on our earnings and helped drive an improvement in non-GAAP income from operations, which is the non-GAAP income from operations reported in the Company’s earnings release filed as an exhibit to the Company’s Form 8-K filed with the SEC on February 13, 2020. In 2019, GAAP diluted earnings per share increased 214% from $0.92 to $1.97, primarily due to the full year impact of the A&S Business and a reduction in prior year net income as a result of increased costs related to the acquisition of the A&S Business. Non-GAAP diluted earnings per share, which is the non-GAAP diluted earnings per share reported in the Company’s earnings release filed as an exhibit to the Company’s Form 8-K filed with the SEC on February 13, 2020, remained flat compared to the prior year at $2.86. Finally, we continued to return value to stockholders through the payment of our quarterly dividends.

Our 2019 non-GAAP adjusted EBITDA, which is the non-GAAP adjusted EBITDA reported in the Company’s slide deck filed as an exhibit to the Company’s Form 8-K filed with the SEC on February 13, 2020 further adjusted to exclude the impact of certain other items such as realized and unrealized gains and losses resulting from changes in currency exchange rates and the sale or disposition of fixed assets, was approximately $385.4 million, which was less than the non-GAAP adjusted EBITDA target of $423.8 million. Our 2019 working capital turns were 5.92, which was slightly lower than the working capital management target of 6.17. Our non-GAAP adjusted diluted earnings per share of $2.86 was less than the non-GAAP adjusted diluted earnings per share target of $3.10. As a result of these below-target results, our named executive officers received an annual cash incentive payout equal to approximately 81.6% of target under our Management Incentive Compensation Plan.

Elements of Compensation

Total compensation for our executive officers consists of the following elements of pay:

•	Base salary;

•	Annual cash incentive bonus dependent on our financial performance and achievement of performance objectives;

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Long-term incentive compensation through grants of equity-based awards, which have traditionally been in the form of restricted stock and performance share awards, and which included stock options for fiscal year 2019;

•	Participation in retirement benefits through a 401(k) Savings Plan;

•	The opportunity to defer compensation through a Non-Qualified Savings Advantage Plan;

•	Severance benefits payable upon termination under specified circumstances to our key executive officers;

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Medical and dental benefits that are available to substantially all our employees. We share the expense of such health benefits with our employees, with the cost depending on the level of benefits coverage an employee elects to receive. Our health plan offerings are the same for our executive officers and our other non-executive employees; and

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Our named executive officers are provided with the same short-term and long-term disability insurance benefits as our other salaried employees. Additionally, our named executive officers are provided with life insurance and supplemental long-term disability benefits that are not available to all salaried employees.

2019 Compensation Structure

In 2017, the Compensation Committee engaged the services of Frederic W. Cook (“FW Cook”) to review the design and competitiveness of the Company’s executive compensation program. The Compensation Committee received a series of reports from FW Cook (the “2017 FW Cook Reports”), which among other things: (i) recommended certain changes to the Company’s compensation peer group; (ii) indicated that certain executive officer base salaries were below median market levels; and (iii) that the total target annual cash compensation (the sum of base salary and target bonus) and the total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers generally were below market median levels.

In July 2018, in connection with the anticipated closing of the Fortive Transaction which substantially increased the size of the Company’s business, the Compensation Committee again engaged the services of FW Cook and FW Cook delivered a series of reports evaluating the Company’s compensation peer group and the design and competitiveness of the Company’s compensation programs, including the executive compensation program (the “2018 FW Cook Reports”). The 2018 FW Cook Reports recommended changes to the Company’s compensation peer group to better reflect the size and business model characteristics of the new, combined Company. The 2018 FW Cook Reports also (i) indicated that certain executive officer base salaries were below median market levels; (ii) indicated that the total target annual cash compensation (the sum of base salary and target bonus) and the total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers generally were positioned near or below the 25th percentile of market practice; and (iii) recommended adjustments to target compensation levels for certain executives to recognize the expansion of responsibilities, to support a pay-for-performance orientation for the combined Company, and to promote retention.

Based on its review of the compensation of the Company’s executives and taking into account the findings and recommendations in the 2017 FW Cook Reports and the 2018 FW Cook Reports, the Compensation Committee approved certain changes to compensation levels and structure. For 2019, our compensation levels and structure continued to reflect changes implemented in previous years as well as additional changes implemented for 2019 including, without limitation, the following:

•

Based on the recommendations contained in the 2018 FW Cook Reports, the Company made certain changes to its compensation peer group for 2019. Specifically, given the significant increase in the size and complexity of Altra’s business, nine companies whose revenues were below $1 billion were removed from the peer group and eleven new companies were added to the peer group. Altra’s revenues approximated the new peer group median and Altra’s market capitalization approximated the 42nd percentile of the new peer group based on the data used in the July 2018 FW Cook Reports;

•	The general structure of the Company’s Management Incentive Compensation Program was retained, limiting the maximum award under the plan to 2.0x the target award for the Company’s executives;

•

The Company’s 2019 long-term incentive program included a performance share component based on relative total shareholder return measured over a three (3) year period to better align executive compensation with the return received by the Company’s stockholders; and

•

For 2019, one-half of the Chief Executive Officer’s target long term incentive award is comprised of performance shares and one-half of the other named executive officers’ target long term incentive award is comprised of performance shares with the exception of Mr. Ferris who did not receive performance share awards in 2019 given his planned retirement, which became effective as of December 31, 2019.

Practices and Policies to Promote Effective Compensation Governance

Examples of practices and policies that the Committee has implemented to ensure effective governance of compensation plans include:

•	We maintain rigorous share ownership guidelines which are applicable to all executives and non-employee directors, as appropriate;

•

We provide double trigger change-in-control protection to our executive officers in which they may be entitled to severance benefits in the event of a change-in-control of the Company and qualifying employment termination. In addition, performance share awards granted under the 2014 Omnibus Incentive Plan also provide for double trigger change-in-control vesting;

•	The Compensation Committee has the authority to hire independent counsel and other advisors and the Committee has engaged its own independent compensation consultant;

•	The Compensation Committee has conducted a review and assessment of risk as it relates to our compensation policies and practices;

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Our Policy on Insider Trading prohibits hedging and short sale transactions and no director or officer may pledge Company securities as collateral. Refer to the section entitled “Business Conduct and Compliance” for a description of the Company’s policy against hedging, pledging and other short sale transactions; and

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The Company has adopted a comprehensive clawback policy that permits us to seek to recover certain amounts of both cash and equity incentive compensation under certain circumstances. Refer to the section entitled “Clawback Policy” for a description of the Company’s clawback policy.

Compensation Committee

The Compensation Committee of the Board of Directors, as further discussed in this Proxy Statement under the caption “Committees of the Board of Directors,” has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program. The role of the Compensation Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company’s compensation and benefit plans and policies, to review and approve equity grants to directors and executive officers and to determine and approve annually all compensation relating to the CEO and the other executive officers of the Company. The Compensation Committee utilizes the Company’s Human Resources Department and reviews data from market surveys and proxy statements to assess the Company’s competitive position with respect to base salary, annual incentives and long-term incentive compensation. The Compensation Committee has the authority to engage the services of independent compensation consultants and engaged FW Cook in 2011, 2014, 2017 and 2018 to conduct reviews of the competitiveness of the Company’s executive and non-employee director compensation programs and also engaged FW Cook to review the Company’s change in control agreements with its executives in 2015. The Compensation Committee meets annually to review executive compensation programs, determine compensation levels and performance targets, review management performance, and approve final executive bonus distributions.

Objectives of Our Compensation Programs

We believe that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s success. To this end, our compensation program for executive officers is structured to achieve the following objectives:

Recruiting and Retention of Talented Professionals

We believe that the dedication, creativity, competence and experience of our workforce enable us to compete, given the realities of the industry in which we operate. We aim to compensate our executives at competitive levels in order to attract and retain highly qualified professionals critical to our success. There are many important factors in attracting and retaining qualified individuals, compensation being one of them.

Alignment of Individual and Short-Term and Long-Term Organizational Goals

We seek to align the short-term interests of our executives with those of our stockholders by structuring a significant portion of executive compensation as a performance-based bonus. In particular, the level of cash incentive compensation is determined by the use of annual performance targets, which we believe encourages superior short-term performance and operating results for the organization.

We strive to align the long-term interests of our executives with those of our stockholders and foster an ownership mentality in our executives by giving them a meaningful stake in our success through our equity incentive programs. Our equity compensation program for executives is designed to link the long-term compensation levels of our executives to the creation of lasting stockholder value.

What We Reward, Why We Pay Each Element of Compensation and How Each Element Relates to Our Compensation Objectives

Base salary, as well as benefits such as 401(k) participation, severance, health care and life and disability insurance, are intended to provide a level of income and benefits commensurate with the executive’s position, responsibilities and contributions to the Company. We believe the combined value of base salary, annual cash incentives and fringe benefits should be competitive with the salary, bonus and general benefits provided to similarly situated executives in the industry.

We compensate our executives through programs that emphasize performance-based incentive compensation. We have structured annual cash and long-term equity compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving such goals. For 2019, depending on the executive, target annual cash incentives comprised approximately 17%-21% of target total direct compensation and target long term incentives comprise approximately 31%-59% of target total direct compensation.

Through our annual cash bonus program, we attempt to tailor performance goals to our current priorities and needs. Through our long-term, non-cash incentive compensation, we attempt to align the interests of our executive officers with those of our stockholders by rewarding our executives based on absolute and relative stock price performance over time through awards of restricted stock and performance shares, as well as through grants of stock options.

How We Determine the Amounts We Pay

The Compensation Committee utilizes the Company’s Human Resources Department and reviews data from market surveys and proxy statements to assess the Company’s competitive position with respect to base salary, annual incentives and long-term incentive compensation. The Compensation Committee engaged FW Cook in 2011, 2014, 2017 and 2018 to assist it in assessing and recommending changes to the Company’s compensation peer group and to conduct reviews of the competitiveness of the Company’s executive and non-employee director compensation programs.

Compensation Peer Group

Based on the recommendations in the 2018 FW Cook Reports, the Compensation Committee established the below compensation peer group for 2019 compensation decisions.

Actuant Corporation	EnPro Industries, Inc.	John Bean Technologies Corporation	Tennant Company
Barnes Group Inc.	Franklin Electric Co., Inc.	Nordson Corporation	The Timken Company
Chart Industries, Inc.	Graco Inc.	Regal Beloit Corporation	Watts Water Technologies, Inc.
Colfax Corporation	IDEX Corporation	Rexnord Corporation	Woodward Inc.
Crane Co	ITT Inc.	SPX Corporation

We believe that our compensation peer group for 2019 is representative of the market in which we compete for talent. The size of the group has been established so as to provide sufficient benchmarking data across the range of senior positions in our Company. Our compensation peer group companies were chosen because they are similar to Altra in terms of size, industry and business mix. We believe the quality of these organizations will allow Altra to maintain a high level of continuity in the peer group, providing a consistent measure for benchmarking compensation. Our revenues and market capitalization were in the median range of the peer companies at the time of the 2018 FW Cook Reports.

Base Salary

Base salaries for executives are determined by the Compensation Committee or the Board based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions at other companies within the compensation peer group, as well as internal comparisons of the relative compensation paid to the members of our executive team.

In addition, our CEO makes recommendations to the Compensation Committee with respect to the base compensation of our executives other than himself. In the case of the CEO, the Compensation Committee evaluates his performance and makes a recommendation of base compensation to the Board. These recommendations are then evaluated, discussed, modified as appropriate and ultimately approved by the Compensation Committee or the Board. Pursuant to the employment agreements the Company has entered into with Messrs. Christenson and Storch, the Board may not reduce, but may increase, their base salaries so long as their employment agreements are in effect. For further discussion of the employment agreements, see the section entitled “Employment Agreements” in this Proxy Statement.

On February 12, 2019, the Compensation Committee approved increases to the 2019 base salary compensation for our named executive officers after a review of competitive market data and consideration of the 2018 FW Cook Reports, which continued to indicate that certain executive officer base salaries were below, and in some cases significantly below, median market levels and could be increased to more closely reflect market median levels as part of the Company’s annual salary review process. The 2019 base salary increases for our named executive officers were approved retroactive to October 1, 2018, the closing date of the Fortive Transaction. For the year 2019, the named executive officers received base salaries as set forth in the table below.

Named Executive Officer	2018 Base Salary Effective 1/1/18	2019 Base Salary		Percentage Increase
Carl R. Christenson	$800,000	$900,000	(1)	12%
Christian Storch	$442,555	$480,000	(1)	8%
Glenn E. Deegan	$355,137	$385,000	(1)	8%
Craig Schuele	$269,893	$310,000	(1)	15%
Gerald P. Ferris	$218,545	$250,000	(2)	14%

(1)	Increase is effective as of October 1, 2018.

(2)	Increase is effective as of January 1, 2019.

Annual Cash Incentives

Our executive officers are eligible to participate in the Company’s Management Incentive Compensation Program (“MICP”). Under the MICP, the Compensation Committee establishes an annual target bonus opportunity for each of our executive officers based upon the Company’s achievement of certain financial performance targets. The financial performance targets in 2019 were based on adjusted EBITDA, working capital management, and sales and earnings per share (“sales/EPS”) growth goals. Overall, this combination of performance targets is designed to emphasize profitability and productivity, and drive sales growth.

The adjusted EBITDA target consists of earnings before interest, income taxes, depreciation and amortization and is adjusted further for certain non-recurring items, including, but not limited to, the impact of and inventory fair value adjustments recorded in connection with acquisitions. The adjusted EBITDA target for fiscal 2019 was approximately $423.8 million. The working capital management target is based on the number of working capital turns for the year. The working capital management target for fiscal 2019 was approximately 6.17 turns. The sales/EPS growth component of the MICP is based on the growth of sales and non-GAAP adjusted diluted earnings per share. The baselines for measuring sales/EPS growth for the 2019 MICP were budgeted 2019 net sales of approximately $1,935 million and budgeted 2019 non-GAAP adjusted diluted earnings per share of $3.10. Our executive officers are not entitled to a bonus under the MICP if the Company does not achieve at least 80% of the adjusted EBITDA target.

The Compensation Committee annually establishes a target bonus opportunity for each executive officer which represents the percentage of base salary to be received by the executive officer as a cash bonus if the Company meets its adjusted EBITDA and working capital management targets. This target percentage is then adjusted upwards or downwards by plotting actual adjusted EBITDA results on an established adjusted EBITDA target performance grid (“EBITDA Multiplier”). The resulting percentage is then further adjusted upwards or downwards by plotting actual working capital turns on an established working capital turns performance grid (“Working Capital Turns Multiplier”). The resulting percentage may then be further adjusted upward, but not downward, by plotting actual sales and non-GAAP adjusted diluted earnings per share on an established sales/EPS performance grid (“Sales/EPS Multiplier”). The maximum award under the MICP is limited to 2.0x the target award for the Company’s executives.

The Company’s actual results for fiscal 2019 were: (i) adjusted EBITDA of approximately $385.3 million which was lower than the adjusted EBITDA target and resulted in an EBITDA Multiplier of 0.85, (ii) working capital turns of approximately 5.92 which was lower than the working capital management target and resulted in a Working Capital Turns Multiplier of 0.96, and (iii) sales of approximately $1,834 million and non-GAAP adjusted diluted earnings per share of $2.86 which resulted in a Sales/EPS Multiplier of 1.0. Based upon these results, the Compensation Committee approved bonuses to each of Messrs. Christenson, Storch, Deegan, Schuele and Ferris as set forth in the table below.

Officer	2019 Target Bonus - Percentage of Base Salary	2019 Actual Bonus Payout $	2019 Actual Bonus Payout – Percentage of Base Salary	2019 Actual Bonus Payout – Percentage of Target Bonus
Carl R. Christenson	110%	$807,840	89.8%	81.6
Christian Storch	70%	$274,176	57.1%	81.6
Glenn E. Deegan	60%	$188,496	49.0%	81.6
Craig Schuele	50%	$126,480	40.8%	81.6
Gerald P. Ferris	55%	$112,200	44.9%	81.6

Any bonuses earned are fully paid in cash following the end of the year earned and after the completion of the consolidated financial statement audit.

To further clarify the bonus calculation, the following is an example calculation for Mr. Christenson:

Base Salary	Target%	Target $	EBITDA Multiplier	Working Capital Turns Multiplier	Sales/EPS Growth Multiplier	Bonus Payment(1)
$900,000	110%	$990,000	0.85	0.96	1.00	$807,840

(1)	(807,840 = 990,000 * 0.85 * 0.96 * 1.00)

Long-Term Incentive Compensation

The Compensation Committee awards long-term incentive grants to the Company’s executive officers as a component of total compensation to further align executive officers’ compensation with the long-term performance of the Company and to aid in retention. We believe that equity-based compensation ensures that our executives have a continuing stake in the long-term success of the Company. We issue equity-based compensation in the form of restricted stock, or restricted stock units, and stock options, all of which generally vest ratably over a period of years, and performance shares, which generally include a measurement period for the applicable performance metric of at least one year and may also vest over a period of years after the amount of the award is fixed. The purpose of these equity incentives is to encourage stock ownership, offer long-term performance incentive and more closely align the executive’s compensation with the return received by the Company’s stockholders.

The 2018 FW Cook Reports noted, among other things, that the Company’s long-term incentive program was performance-based, supported the Company’s retention objective and generally was aligned with best practice. The 2018 FW Cook Reports also noted that consideration could be given to introducing stock options as part of the overall long-term incentive program for senior executives. As a result, the overall structure of the Company’s long-term incentive program for 2019 was modified to include stock options as a component.

The Compensation Committee has established a target long-term incentive opportunity for each executive officer to be received annually by the executive officer in the form of grants of time vested restricted stock units (“RSUs”) and stock options. In setting the target award level for the RSU and stock option grants, the Compensation Committee considers compensation peer group benchmarking data and recommendations and data provided by FW Cook, such as the data contained in the 2018 FW Cook Reports. The Compensation Committee may then adjust the incentive grant upwards or downwards in its discretion. On February 12, 2019, the Compensation Committee approved the following grants of RSUs and stock options for each of the named executive officers set forth below:

Officer	2019 Number of RSUs Granted (1)	2019 RSU Value at Time of Grant
Carl R. Christenson	30,637	$939,024
Christian Storch	8,423	$258,164
Gerald P. Ferris	14,135	$433,238
Glenn E. Deegan	5,811	$178,107
Craig Schuele	3,279	$100,409

(1)	RSU awards vest in equal annual installments on August 15, 2019, August 15, 2020, August 15, 2021 and August 15, 2022.

Officer	2019 Number of Stock Options Granted (1)
Carl R. Christenson	122,547
Christian Storch	33,690
Gerald P. Ferris	0
Glenn E. Deegan	23,242
Craig Schuele	13,115

(1)

Stock option awards vest in equal annual installments on August 15, 2019, August 15, 2020, August 15, 2021 and August 15, 2022. The stock option awards expire on the tenth anniversary of the grant date.

The Compensation Committee has also established a target long-term incentive opportunity for each executive officer to be received annually by the executive officer as a performance share award. In setting the target award level for the performance share award, the Compensation Committee considered compensation peer group benchmarking data and data contained in the 2018 FW Cook Reports.

The performance objective for the 2019 performance share awards measures the Company’s total shareholder return (“TSR”) against the TSR for a peer group of companies (consisting of the 19 companies in our 2019 compensation peer group) over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021. Award payouts for the performance shares are based on the percentile rank of the Company’s TSR compared to the TSR of peer group companies over the performance period. The chart below illustrates potential payouts at various levels of performance:

Relative TSR Performance Level (1)	Vesting Percentage (% of Target Award)	Payout if Altra TSR is negative
75th Percentile	150%	100%
50th Percentile	100%	100%
25th Percentile	50%	50%
Below 25th Percentile	0%	0%

(1)	Results between performance levels are interpolated.

Information regarding the 2019 performance share awards granted to named executive officers is set forth in the table below.

Officer	2019 Total Target Number of Performance Share Awards Granted	Value of 2019 Target Performance Share Awards at Time of Grant
Carl R. Christenson	61,274	$1,878,048
Christian Storch	16,845	$516,299
Gerald P. Ferris	0	$0
Glenn E. Deegan	11,621	$356,183
Craig Schuele	6,558	$201,003

Other Benefits

We have a 401(k) plan in which the named executive officers currently participate. We also provide life, disability, medical and dental insurance as part of our compensation package. The Compensation Committee considers all of these plans and benefits when reviewing the total compensation of our executive officers.

For 2019, the 401(k) plan offered a company match of $1.00 for every $1.00 contributed by a named executive officer to the plan up to 3% of the executive officer’s eligible compensation and $0.50 for every $1.00 contributed by a named executive officer to the plan for the next 2% of the executive officer’s eligible compensation (for an aggregate maximum total matching contribution of up to 4% of eligible compensation) subject to applicable IRS maximums. For 2019, the Company also contributed an amount equal to 2% of a named executive officer’s eligible compensation to their account regardless of the amount of the contributions made by the named executive officer.

The Company also affords executive officers the opportunity to participate in the Altra Industrial Motion Corp. Savings Advantage Plan, an unfunded, non-qualified deferred compensation plan (the “Savings Advantage Plan”). The Savings Advantage Plan contains two different benefit types, an excess deferral benefit and a first dollar benefit. The excess deferral benefit allows a participant to defer compensation under the plan upon reaching the compensation limit under Internal Revenue Code Section 401(a)(17) in place under our 401(k) plan. Deferrals made under the excess deferral benefit are eligible for the same matching and company contributions described above under our 401(k) plan. The first dollar benefit allows participants to defer compensation under the plan. There is no matching or company contribution applicable to the dollar deferrals. The Company may also make additional discretionary contributions under the Savings Advantage Plan. All deferrals and contributions under the Savings Advantage Plan are recorded in bookkeeping accounts for the benefit of the participants and deemed invested in investments available under the 401(k) plan.

The named executive officers are provided with the same short-term and long-term disability benefits as our other salaried employees. Additionally, the named executive officers are provided with life insurance and supplemental long-term disability benefits that are not available to all salaried employees.

Perquisites

We do not provide the named executive officers with perquisites or other personal benefits such as company vehicles, club memberships, financial planning assistance, tax preparation or other similar benefits, with the exception of Mr. Ferris, our former Executive Vice President of Global Sales, who as a sales executive had use of a company-leased automobile until his retirement.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for certain of the Company’s senior executive positions, including those held by Messrs. Christenson, Storch, Deegan, Schuele and Ferris, pursuant to which such executives should retain the value of Company stock equal to the following:

•	Carl R. Christenson — five times (5x) annual base salary.

•	Christian Storch — three times (3x) annual base salary.

•	Other named executive officers — one time (1x) annual base salary.

The following categories satisfy a participant’s ownership guidelines: (i) shares of common stock owned directly; (ii) shares of common stock owned indirectly (e.g., by a spouse or a trust); (iii) shares of common stock represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by the Company or an affiliate; and (iv) restricted stock (vested and unvested), earned performance shares (vested and unvested), restricted stock units (vested and unvested), or phantom stock. Unexercised options, unearned performance shares, and pledged shares are not counted toward meeting the guidelines. All of these executive officers have a five (5) year period to accumulate the specific values referenced above. Mr. Ferris retired from the Company effective as of December 31, 2019 and as a result is no longer subject to the guidelines. Otherwise, as of March 16, 2020, all of our named executive officers were in compliance with the stock ownership guidelines.

The Company’s Board of Directors has the discretion to enforce the stock ownership guidelines on a case-by-case basis. Violations of the Company’s stock ownership guidelines may, without limitation and in the Board’s discretion, result in the participant not receiving future grants of long-term incentive plan awards or annual equity retainer or result in the participant being required to retain all or a portion of future grants of long-term incentive plan awards or annual equity retainer until compliance is achieved.

Clawback Policy

The Company has adopted a clawback policy that permits us to seek to recover certain amounts of incentive compensation, including both cash and equity, granted on or after January 1, 2017 to any current or former executive officer (as defined in the Securities Exchange Act of 1934, as amended, and the listing standards of the national securities exchange on which the Company’s securities are listed) or such other senior executive who engaged in fraud or material misconduct, if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to fraud or material misconduct, and the executive engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended generally places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our applicable named executive officers. Prior to the Tax Cuts and Jobs Act of 2017, this limit generally did not apply to compensation that met the tax code exception for “qualifying performance-based compensation.” The Compensation Committee considers the anticipated tax treatment to the Company and its executive officers when reviewing the executive compensation programs. However, the Compensation Committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m), particularly given the sweeping elimination of the exception for “qualified performance-based compensation,” as the Compensation Committee wishes to maintain flexibility to structure our executive compensation programs in ways that best promote the interests of the Company and its stockholders.

Change of Control Matters, Employment Contracts and Other Agreements

Employment Agreements

Two of our named executive officers, Messrs. Christenson and Storch, have entered into employment agreements with us. Mr. Christenson entered into his employment agreement in early January 2005, which was subsequently amended on March 3, 2009 (with such amendment effective as of January 1, 2009). The initial term of Mr. Christenson’s amended employment agreement expired on December 31, 2013, but the term of the agreement automatically renews for successive one-year terms unless either Mr. Christenson or Altra terminates the agreement upon 6 months prior notice to such renewal date. Mr. Storch entered into his employment agreement in December 2007, which was subsequently amended on November 5, 2012. The initial term of Mr. Storch’s amended employment agreement expired on December 31, 2013, but the term of the agreement automatically renews for successive one-year terms unless either Mr. Storch or Altra terminates the agreement upon 6 months prior notice to such renewal date. Each of the employment agreements contain usual and customary restrictive covenants, including 12 month non-competition provisions and non-solicitation/no hire of employees or customers provisions, non-disclosure of proprietary information provisions and non-disparagement provisions. In the event of a termination by the Company without “cause” or by the Executive for “good reason,” Messrs. Christenson and Storch are entitled to severance equal to 12 months’ salary, continuation of medical and dental benefits for the 12-month period following the date of termination, and an amount equal to their pro-rated bonus for the year of termination. In addition, upon such termination, all of Mr. Christenson’s unvested equity awards and fifty percent of Mr. Storch’s unvested equity awards received from the Altra Equity Plan shall automatically vest. Any payments upon termination are subject to certain conditions including compliance with the non-competition, non-solicitation, non-disclosure and non-disparagement provisions described above. Under the terms of his employment agreement, upon his death or disability, fifty percent of Mr. Storch’s unvested equity awards received from the Altra Equity Plan shall automatically vest.

Under the agreements, each of Messrs. Christenson and Storch is also eligible to participate in all compensation or employee benefit plans or programs and to receive all benefits and perquisites for which the Company’s salaried employees generally are eligible under any current or future plan or program on the same basis as other senior executives of the Company.

Change of Control Provisions

Pursuant to the terms of the employment agreements discussed above under the caption “Employment Agreements,” we provide benefits to Messrs. Christenson and Storch upon termination of employment from the Company under certain circumstances. The benefits described under the caption “Employment Agreements” are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e. vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

The Company has entered into change of control agreements, effective as of February 16, 2015, with each of our named executive officers (collectively, the “Executives”). These agreements replaced prior change of control agreements which were effective as of October 28, 2008, to, among other things, (a) change the multiple of base salary and target bonus that certain Executives would be entitled to receive and (b) replace the golden parachute excise tax gross-up provision with a “net-better cutback” provision. The change of control agreements provide that, subject to certain conditions, including compliance with non-competition, non-solicitation, non-disclosure and non-disparagement provisions, in the event that (a) the Executive is terminated without cause or such Executive terminates employment for good reason within 24 months following a change of control of the Company (as defined in the change of control agreements) or (b) the Executive is terminated without cause in anticipation of a change of control of the Company within 90 days prior to such change of control (each, a “triggering event”), such Executive will be entitled to certain benefits. Such benefits include (i) a lump sum amount payable in cash equal to the sum of (A) a multiple (shown below for each of the named executive officers) of the Executive’s annual base salary then in effect and (B) a multiple (shown below for each of the “named executive officers”) of the Executive’s target bonus amount for the year of termination and (ii) continuation of medical and dental benefits for up to 18 months (period shown below for each of the “named executive officers”) following the date of termination. In addition, upon termination following a change of control, the Executive will be entitled to an amount equal to such Executive’s pro-rated bonus for the year of termination and all of such Executive’s outstanding equity incentive awards will automatically vest in full and be exercisable as of the date of termination.

Executive	Title	Multiple of Base Salary and Target Bonus	Medical and Dental Continuation
Carl R. Christenson	Chairman and Chief Executive Officer	3x	18 Months

Christian Storch	Chief Financial Officer	2x	18 Months

Glenn E. Deegan	Vice President, Legal and Human Resources, General Counsel and Secretary	2x	18 Months

Craig Schuele	Vice President of Marketing and Business Development	2x	18 Months

Gerald P. Ferris	Vice President of Global Sales (retired 12/31/2019)	2x	18 Months

Because Messrs. Christenson and Storch also have employment agreements with the Company, the change of control agreements for these Executives provide that in the event of a triggering event, such Executive shall be entitled to receive benefits and payments under only one of the employment agreement or the change of control agreement, whichever is more favorable to the Executive at the time of such triggering event.

As more fully discussed in the caption “2014 Omnibus Incentive Plan” in this Proxy Statement, the Compensation Committee has the authority to effect immediate vesting of various employee incentive awards upon a change of control of Altra. The Compensation Committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may provide that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service.

Executive Severance Policy

The Compensation Committee has approved an Executive Severance Plan, amended and restated effective as of February 12, 2019, applicable to executive officers of the Company, including our named executive officers (collectively for the purposes of this subsection, the “Participants”). The Executive Severance Plan provides that, subject to certain conditions including compliance with non-competition, non-solicitation, non-disclosure and non-disparagement provisions, in the event that a Participant is terminated without cause by the Company, such Participant for a period of 24 months for the CEO and 12 months for the other named executive officers following such termination (the “Severance Period”) will be entitled to (i) continue receiving his or her base salary, (ii) receive a cash payment equal to 100% of the Participant’s target annual bonus during the Severance

Period and paid out in equal installments over the Severance Period; and (iii) continue to receive coverage under the Company’s group medical and dental insurance plans. In the event a Participant enters into a written agreement with the Company regarding severance, including a change of control agreement, the terms and conditions of such written agreement shall control with respect to the termination circumstances covered by such agreement and the Participant shall not be eligible to receive benefits under this policy.

Because Messrs. Christenson and Storch also have employment agreements with the Company, the Executive Severance Plan provides that in the event of a triggering event, such Participant shall be entitled to receive benefits and payments under only one of the employment agreement or the Executive Severance Plan, whichever is more favorable to the Participant at the time of such triggering event.

Amounts payable to our named executive officers due to termination of employment or a change of control under any employment agreements or otherwise are disclosed in further detail in the table entitled “Potential Post-Employment Payments to Named Executive Officers” contained in this Proxy Statement.

Advisory Vote on Executive Compensation

We have conducted advisory votes on executive compensation at each of our Annual Meetings since 2011. While these votes were not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to our annual advisory vote to approve executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our stockholders.

At the 2019 Annual Meeting, approximately 96% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and took them into account in evaluating our executive compensation policies and decisions. As noted above, the Compensation Committee engaged FW Cook in 2011, 2014, 2017 and 2018 to assist in identifying an updated and expanded compensation peer group and in reviewing the competitiveness of the Company’s executive compensation programs.

We have determined that our stockholders should vote on a Say-on-Pay proposal each year, consistent with the preference expressed by our stockholders at the 2011 and 2017 Annual Meetings. It is expected that the next such vote will occur at the 2021 Annual Meeting of stockholders. Accordingly, our Board of Directors recommends that you vote FOR Proposal 4 at the Annual Meeting. For more information, see “Proposal 4. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”)” in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee:

Thomas W. Swidarski (Chairman)

Edmund M. Carpenter

Michael S. Lipscomb

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes all compensation paid during fiscal years 2017, 2018, and 2019 to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2019. We refer to these executive officers as the named executive officers.

Name & Principal Position	Year	Salary	Bonus	Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total Compensation
Carl R. Christenson	2019	$900,000	$—	$2,901,017	(4)	$920,328	$807,840	$96,601	(9)	$5,625,786
President and Chief Executive	2018	$825,000	—	$1,812,935		$—	$893,661	$36,000		$3,567,596
Officer	2017	$689,585	—	$1,581,716		$—	$877,566	$33,772		$3,182,639
Christian Storch	2019	$480,000	—	$797,541	(5)	$253,012	$274,176	$66,680	(10)	$1,871,409
Executive Vice President and Chief	2018	$451,916	—	$447,370		$—	$391,621	$42,128		$1,333,035
Financial Officer	2017	$429,665	—	$442,165		$—	$437,433	$33,853		$1,343,116
Gerald Ferris	2019	$250,000	—	$433,237	(6)	$—	$112,200	$15,915	(11)	$811,352
Executive Vice President of Global Sales	2018	$218,545	—	$—		$—	$173,604	$13,742		$405,891
	2017	$265,225	—	$272,939		$—	$247,519	$33,390		$819,073
Glenn Deegan	2019	$385,000	—	$550,211	(7)	$174,547	$188,496	$54,128	(12)	$1,352,382
Executive Vice President, Legal and	2018	$362,603	—	$359,044		$—	$288,039	$38,038		$1,047,724
Human Resources, General	2017	$344,793	—	$354,869		$—	$321,775	$32,016		$1,053,453
Counsel and Secretary
Craig Schuele	2019	$310,000	—	$310,396	(8)	$98,494	$126,480	$48,970	(13)	$894,340
Executive Vice President, Marketing	2018	$279,920	—	$245,535		$—	$202,144	$38,061		$765,660
and Business Development	2017	$254,616	—	$235,842		$—	$216,016	$31,601		$738,075

(1)

This amount reflects (i) the aggregate grant date fair value of restricted stock and RSU awards granted in fiscal years 2019, 2018 and 2017; and (ii) the value at the grant date based upon the probable outcome of the performance conditions for performance share awards granted in fiscal years 2019, 2018 and 2017, each computed in accordance with ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock and RSU awards, refer to Note 12 to our financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

This amount reflects the aggregate grant date fair value of stock options granted in fiscal year 2019 as computed in accordance with ASC Topic 718 using the Black-Scholes option pricing model. The following summarizes the assumptions used in the Black-Scholes model to value stock options granted under the 2014 Omnibus Incentive Plan:

Valuation Summary	2019
Stock Price	30.65
Strike Price	30.65
Expected Life	6.00
Risk-Free Rate	2.52%
Expected Volatility	28.55%
Dividend Yield	2.22%

Black-Scholes Fair Value	$7.51

(3)	Paid in March of the subsequent year under the Company’s Management Incentive Compensation Program.

(4)

RSU awards represent $939,024 and performance share awards represent $1,961,993 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objectives was $2,942,990. The performance objective measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021.

(5)

RSU awards represent $258,164 and performance share awards represent $539,377 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $809,065. The performance objective measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021.

(6)	RSU awards represent $433,237 as of the grant date.

(7)

RSU awards represented $178,107 and performance share awards represent $372,104 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $558,156. The performance objective measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021.

(8)

RSU awards represented $100,409 and performance share awards represent $209,987 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $314,980. The performance objective measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021.

(9)	Represents our 401(k) contribution of $16,800, our Savings Advantage Plan contribution of $60,546, and premiums paid for medical, dental, life and disability benefits.

(10)	Represents our 401(k) contribution of $16,800, our Savings Advantage Plan contribution of $23,665, and premiums paid for medical, dental, life and disability benefits.

(11)	Represents our 401(k) contribution of $15,915 and premiums paid for medical, dental, life and disability benefits.

(12)	Represents our 401(k) contribution of $16,800, our Savings Advantage Plan contribution of $15,408, and premiums paid for medical, dental, life and disability benefits.

(13)	Represents our 401(k) contribution of $16,800, our Savings Advantage Plan contribution of $9,286, and premiums paid for medical, dental, life and disability benefits.

Grants of Plan-Based Awards for Fiscal Year 2019

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2019.

									All Other Stock Awards:	All Other Option Awards:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Gra!nt Date Fair Value of Stock & Option Awards ($)(1)
Name	Award Type	Grant Date	Threshold ($)(3)	Target ($)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Carl R. Christenson	2019 LTIP Restricted Stock	2/12/2019							30,637			$939,024
Carl R. Christenson (2)	2019 LTIP Performance Share Award	2/12/2019				30,637	61,274	91,911				$1,961,993
	2019 LTIP Stock Options	2/12/2019								122,547	$30.65	$920,328
Carl R. Christenson	2019 MICP		$198,000	$990,000	$1,980,000
Christian Storch	2019 LTIP Restricted Stock	2/12/2019							8,423			$258,164
Christian Storch (2)	2019 LTIP Performance Share Award	2/12/2019				8,422	16,845	25,268				$539,377
Christian Storch	2019 LTIP Stock Options	2/12/2019								33,690	$30.65	$253,012
Christian Storch	2019 MICP		$67,200	$336,000	$672,000
Gerald P. Ferris	2019 LTIP Restricted Stock	2/12/2019							14,135			$433,237
Gerald P. Ferris (2)	2019 LTIP Performance Share Award	2/12/2019				—	—	—				$—
Gerald P. Ferris	2019 MICP		$27,500	$137,500	$275,000
Gerald P. Ferris	2019 LTIP Stock Options	N/A								—	—	$—
Glenn E. Deegan	2019 LTIP Restricted Stock	2/12/2019							5,811			$178,107
Glenn E. Deegan (2)	2019 LTIP Performance Share Award	2/12/2019				5,810	11,621	17,432				$372,104
Glenn E. Deegan	2019 LTIP Stock Options	2/12/2019								23,242	$30.65	$174,547
Glenn E. Deegan	2019 MICP		$46,200	$231,000	$462,000
Craig Schuele	2019 LTIP Restricted Stock	2/12/2019							3,276			$100,409
Craig Schuele (2)	2019 LTIP Performance Share Award	2/12/2019				3,279	6,558	9,837				$209,987
Craig Schuele	2019 LTIP Stock Options	2/12/2019								13,115	$30.65	$98,494

(1)

These amounts reflect the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 12 to our financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(2)

Award represents performance shares. Award payouts for the performance shares are based on the percentage of the performance target achieved. The performance objective measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021.

(3)

The threshold is calculated based on achieving 80% of the adjusted EBITDA target for the year ended December 31, 2019, which would result in a payout of 25% of target, multiplied by the lowest possible Working Capital Turns multiplier, which was 0.8. The result would be an overall MICP payout of 20% of target.

(4)	In accordance with the 2019 MICP, the potential payouts were limited to 200% of target.

Outstanding Equity at Fiscal Year-End 2019

The following table presents information concerning the number and value of restricted stock or restricted stock units, stock options and performance shares that have not vested for our named executive officers outstanding as of the end of the fiscal year ended December 31, 2019.

	Option Awards				Stock Awards
					Restricted Shares		Performance Shares
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Carl R. Christenson (1)	30,636	91,911	$30.65	2/12/2029	64,059	$2,319,576	62,309	$2,256,209
Christian Storch (2)	8,422	25,268	$30.65	2/12/2029	18,468	$668,726	17,130	$620,277
Gerald P. Ferris (3)	—	—	$30.65	2/12/2029	13,360	$483,766	—	$—
Glenn E. Deegan (4)	5,810	17,432	$30.65	2/12/2029	14,110	$510,923	11,819	$427,966
Craig Schuele (5)	3,278	9,837	$30.65	2/12/2029	9,039	$327,302	6,670	$241,521

(1)

10,753 restricted shares vested in February 2020, 20,953 restricted shares will vest in August 2020, 10,483 restricted shares will vest in February 2021, 14,210 restricted shares will vest in August 2021, and 7,660 restricted shares will vest in August 2022. 30,637 stock options will vest in each of August 2020, 2021, and 2022, respectively. The outstanding performance share awards measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2021.

(2)

4,466 restricted shares vested in February 2020, 4,715 restricted shares will vest in August 2020, 3,867 restricted shares will vest in February 2021, 3,314 shares of restricted stock will vest in August 2021, and 2,106 restricted shares will vest in August 2022. 8,422 stock options will vest in August 2020, 8,423 stock options will vest in August 2021 and 8,423 options will vest in August 2022. The outstanding performance share awards measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2021.

(3)

2,758 restricted shares vested in February 2020, 3,534 restricted shares will vest in August 2020, 3,534 restricted shares will vest in August 2021 and 3,534 restricted shares will vest in August 2022.

(4)

3,584 restricted shares vested in February 2020, 3,547 restricted shares will vest in August 2020, 3,103 restricted shares will vest in February 2021, 2,423 restricted shares will vest in August 2021, and 1,453 restricted will vest in August 2022. 5,810 stock options will vest in August 2020, 5,811 stock options will vest in August 2021 and 5,811 options will vest in August 2022. The outstanding performance share awards measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2021.

(5)

2,383 restricted shares vested in February 2020, 2,230 restricted shares will vest in August 2020, 2,123 restricted shares will vest in February 2021, 1,483 restricted shares will vest in August 2021, and 820 restricted shares will vest in August 2022. 3,279 stock options will vest in each of August 2020, 2021 and 2022, respectively. The outstanding performance share awards measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2021.

Option Exercises and Stock Vested for Fiscal Year 2019

The following table presents information concerning the exercise of option awards and the vesting of restricted stock or restricted stock units for our named executive officers during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Carl R. Christenson	—	—	63,274	$1,774,528
Christian Storch	—	—	19,881	$581,610
Gerald P. Ferris	—	—	13,760	$395,152
Glenn E. Deegan	—	—	15,716	$460,945
Craig Schuele	—	—	10,317	$303,232
Todd Patriacca			6,669	$194,173

(1)	Represents the closing market price of a share of the Company’s common stock on the date of vesting multiplied by the number of shares that have vested.

2014 Omnibus Incentive Plan

In April 2014, the stockholders approved our 2014 Omnibus Incentive Plan, or the Altra Equity Plan, which permits the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, deferred stock, dividend equivalents, bonus stock, awards in lieu of cash obligations, cash awards, performance awards and other awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The maximum number of shares of our common stock currently available for delivery pursuant to the grant of awards (“Awards”) under the terms of the Altra Equity Plan is 3,700,000. In addition, shares of our common stock subject to Awards, or awarded under our 2004 Equity Incentive Plan and outstanding as of the effective date of the Altra Equity Plan (except for substitute awards), that terminate without being exercised, expire, are forfeited or canceled, are exchanged for Awards that do not involve shares of common stock, are not issued on the stock settlement of a stock appreciation right, are withheld by the Company or tendered by a participant (either actually or by attestation) to pay an option exercise price or to pay the withholding tax on any Award, or are settled in cash in lieu of shares will again be available for Awards under the Altra Equity Plan. The maximum number of shares that may be subject to “incentive stock options” (within the meaning of Section 422 of the Code) is 500,000 shares. As described in Proposal 3 below, at the Annual Meeting Altra stockholders are being asked to approve the Amended and Restated 2014 Omnibus Incentive Plan, which includes (i) an increase of 3,000,000 shares of Altra common stock available for grant under the Altra Equity Plan and (ii) an update to the Altra Equity Plan to remove all provisions relating to Section 162(m) of the Code.

The Compensation Committee of our Board of Directors administers the Altra Equity Plan and has discretion to establish the specific terms and conditions for each Award. Our officers, directors, employees, consultants and other persons who provide services to us are eligible to receive Awards under the Altra Equity Plan. The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. Any grant of restricted stock under the Altra Equity Plan may be subject to vesting requirements, as provided in its applicable award agreement, and will generally vest in equal annual installments over a period of years.

The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. If so provided in the Award agreement or otherwise determined by the Compensation Committee, vesting shall occur automatically in the case of a “change in control” of us, as defined in the Altra Equity Plan (including the cash settlement of stock appreciation rights, which may be exercisable in the event of a change in control), except in the event that a successor entity assumes or substitutes an Award. In addition, the Compensation Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.” The Compensation Committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may provide that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service. All awards shall be subject to the terms of any agreement effecting a change of control. Other than Mr. Christenson’s and Mr. Storch’s outstanding equity awards, upon a participant’s termination of employment (other than for cause), unless the Board or Compensation Committee provides otherwise: (i) any outstanding stock options or stock appreciation rights may be exercised 90 days after termination, to the extent vested, (ii) unvested restricted stock awards and stock units shall expire and (iii) cash awards and performance-based awards shall be forfeited. Under the terms of his employment agreement, in the event Mr. Christenson’s employment is terminated by us other than for cause, or terminates for good reason, all of his outstanding equity awards shall vest automatically. Under the terms of his employment agreement, in the event Mr. Storch’s employment is terminated by us other than for cause, or terminates for good reason, fifty percent (50%) of his outstanding equity awards shall vest automatically.

Equity Compensation Plan Information

Please see the section entitled “Equity Compensation Plan Information” under Proposal 3.

Non-Qualified Deferred Compensation in Fiscal Year 2019

Altra’s Savings Advantage Plan includes an excess deferral benefit which allows a participant to defer pre-tax dollars to the plan upon reaching the compensation limit under Internal Revenue Code Section 401(a)(17) in place under our 401(k) plan. Deferrals made under the excess deferral benefit are eligible for the same matching and company contributions under our 401(k) plan. Certain participants are also able to defer compensation (called the first dollar benefit) that is not entitled to the matching and other company contributions, although the Company has discretion to make additional deductible contributions under the plan. The Savings Advantage Plan is an unfunded plan and the deferrals and other contributions are recorded in bookkeeping accounts for the benefit of the participants and deemed invested in investments available under the 401(k) plan. The material terms of Altra’s non-qualified deferred compensation plan are further described under the “Other Benefits” section on page 29 above.

The following table provides information on each NEO’s participation in the Savings Advantage Plan during the fiscal year ended December 31, 2019.

Name	Executive Contributions in 2019 (1) ($)	Registrant Contributions in 2019 (2) ($)	Aggregate Earnings in 2019 (3) ($)	Aggregate Withdrawals/ Distributions in 2019 ($)	Aggregate Balance at 12/31/19 (4) ($)
Carl R. Christenson	101,250	60,546	3,876	0	165,672
Christian Storch	30,000	23,665	1,121	0	54,786
Glenn E. Deegan	19,250	15,408	947	0	35,605
Craig Schuele	11,625	9,286	443	0	21,354
Gerald P. Ferris	—	—	—	—	—

(1)

The amounts reported in the Executive Contributions in 2019 column reflect contributions by the NEOs to the Savings Advantage Plan, which amounts are also included in the “Salary” column of the 2019 Summary Compensation Table above.

(2)

The amount reported in the Registrant Contributions in 2019 column reflect the Company’s matching contributions under the Savings Advantage Plan, which amounts are also included in the “All Other Compensation” column of the 2019 Summary Compensation Table above.

(3)

The amounts reported in the Aggregate Earnings in 2019 column include the aggregate earnings on the Savings Advantage Plan account balances which accrued during the fiscal year ended December 31, 2019.

(4)

The amounts reported in the Aggregate Balance at 12/31/19 column reflect the total balance of the NEO’s account as of the end of the fiscal year ended December 31, 2019. The amounts reflected in this column have not been reported in prior Company proxy statements because Altra adopted the Savings Advantage Plan during fiscal year 2019.

Potential Payments Upon Termination or Change-In-Control

The applicable employment agreement, change of control agreement, or executive severance policy control payments to the named executive officers upon termination or a change in control of the Company. Please refer to “Change of Control Matters, Employment Contracts, and Other Agreements” in the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed discussion of the terms of each of these agreements.

The estimated payments and benefits that would be provided to each named executive officer as a result of a termination (i) upon death or disability, (ii) without cause or for good reason, (iii) involuntary with cause or voluntary without good reason, or (iv) upon a qualifying termination following a change in control are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2019, the last business day of 2019, and the individual was employed for the full year of fiscal 2019. The amounts in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

	Carl R. Christenson				Christian Storch
	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control
	Incremental and Earned Compensation
Cash Severance (1)	$—	$1,800,000	$—	$2,700,000	$—	$480,000	$—	$960,000
Health Insurance (1)	—	24,596	—	18,447	—	20,497	—	30,746
Restricted Stock (2)	2,319,576	2,319,576	—	2,319,576	668,726	334,363	—	668,726
Stock Options (4)	511,025	511,025	—	511,025	140,490	70,245	—	140,490
Performance Shares (3)	752,070	2,256,209	—	2,256,209	206,759	310,139	—	620,277
Performance Bonus (1)	807,840	1,980,000	807,840	3,777,840	274,176	336,000	274,176	946,176

Total	$4,390,511	$8,891,406	$807,840	$11,583,097	$1,290,151	$1,551,244	$274,176	$3,366,415

	Gerald P. Ferris				Glenn E. Deegan
	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control
	Incremental and Earned Compensation
Cash Severance (1)	$—	$250,000	$—	$500,000	$—	$385,000	$—	$770,000
Health Insurance (1)	—	—	—	—	—	20,497	—	30,746
Restricted Stock (2)	483,766	—	—	483,766	510,923	—	—	510,923
Stock Options (4)	—	—	—	—	96,922	—	—	96,922
Performance Shares (3)	—	—	—	—	142,655	—	—	427,966
Performance Bonus (1)	—	137,500	—	387,200	—	231,000	—	650,496

Total	$483,766	$387,500	$—	$1,370,966	$750,500	$636,497	$—	$2,487,053

	Craig Schuele
	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control
Cash Severance(1)	$—	$310,000	$—	$620,000
Health Insurance(1)	—	20,497	—	30,746
Restricted Stock(2)	327,302	—	—	327,302
Stock Options (4)	54,694	—	—	54,694
Performance Shares (3)	80,507	—	—	241,521
Performance Bonus (1)	—	155,000	—	436,480

Total	$462,503	$485,497	$—	$1,710,743

(1)	Cash severance, health insurance and performance bonus amounts payable upon termination as reflected herein were determined by the terms of the applicable employment agreement (with respect to Messrs.

Christenson and Storch), executive severance policy (with respect to Messrs. Ferris, Deegan and Schuele), or change of control agreement, which are further discussed in this Proxy Statement under the captions “Executive Severance Policy” and “Change of Control Provisions.”

(2)

The restricted stock values were determined using the number of shares that will immediately vest upon termination per the applicable agreement multiplied by Altra’s stock price at December 31, 2019, the last business day of 2019.

(3)

The performance share values were determined using the number of shares that will immediately vest upon termination per the applicable agreement assuming performance at target multiplied by Altra’s stock price at December 31, 2019, the last business day of 2019.

(4)

The stock option values were determined using the number of options that will immediately vest upon termination per the applicable agreement multiplied by Altra’s stock price at December 31, 2019, the last business day of 2019, and the strike price of the applicable stock option.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of our Chief Executive Officer, Carl R. Christenson, relative to the annual total compensation of our median employee. For 2019, the median of the annual total compensation of all employees, other than our CEO, was estimated as $49,239. Mr. Christenson’s annual total compensation for 2019, as reflected in the Summary Compensation Table above, was $5,625,786. Based on this information, we estimated that our CEO’s annual total compensation was one hundred fourteen (114) times that of the median of the annual total compensation of all employees, or a ratio of 114:1.

For fiscal year 2019, we identified the median employee by examining the 2019 annual cash compensation paid to all employees, excluding the CEO, as reflected in our payroll records. This population consisted of all of our full-time, part-time, and temporary employees who were employed by us on December 31, 2019. We believe the use of annual cash compensation, including base pay and cash bonuses, paid for all employees is a consistently applied compensation measure because this measure reasonably represents the principal form of compensation delivered to all of our employees and because we do not widely distribute annual equity awards to employees. We did not annualize the compensation for any full-time employees who were not employed by us for all of 2019. For purposes of this disclosure, compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates using the average rate of exchange in effect during 2019.

Once we identified our median employee, we then calculated the 2019 annual total compensation for such employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total Compensation” column reported in the Summary Compensation Table included in this Proxy Statement.

Due to the use of estimates, assumptions, adjustments, and statistical sampling permitted by Item 402(u) of Regulation S-K, pay ratio disclosures may involve a degree of imprecision. Accordingly, our pay ratio may not be consistent with nor comparable to the pay ratio disclosures of other companies.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews Altra’s financial reporting process on behalf of the Board of Directors and reports to the Board on audit, financial and related matters. Altra’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP (the independent external auditor for the Company’s fiscal year ended December 31, 2019) was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing principles and to issue a report thereon. The Audit Committee oversees these processes.

In this context, the Audit Committee has met and held discussions with Altra’s management and the independent auditor. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

In addition, the Audit Committee discussed with the independent auditor such auditor’s independence from the Company and its management, and the independent auditor provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s internal audit staff and independent auditor the overall scope and plans for their respective audits. The Audit Committee met with the internal audit staff and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of Altra’s internal controls, and the overall quality of Altra’s financial reporting.

Based on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Altra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and filed with the SEC.

AUDIT COMMITTEE

James H. Woodward, Jr. (Chairman)

Edmund M. Carpenter

Lyle G. Ganske

Michael S. Lipscomb

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“D&T”) has been selected by the Audit Committee of the Board of Directors to audit the accounts of Altra and its subsidiaries for the fiscal year ending December 31, 2020. D&T served as our independent auditor for fiscal years 2009-2019. At the Annual Meeting, the stockholders are being asked to ratify the appointment of D&T as Altra’s independent auditor for fiscal year 2020. If ratification is withheld, the Audit Committee will reconsider its selection. A representative of D&T will attend our Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

Audit Fees

The aggregate professional fees billed or to be billed by D&T for the audit of our annual financial statements for fiscal 2019 and 2018 and fees billed or to be billed for audit related services, tax services and all other services rendered by D&T for these periods are as follows (in thousands):

	2019	2018
Audit Fees(1)	$3,208	$3,226
Audit Related Fees (2)	20	286
Tax Fees(3)	95	79
All Other Fees(4)	2	0

Total	$3,325	$3,591

(1)

Audit Fees for the fiscal years ended December 31, 2019 and 2018 were for professional services provided for the audit of the Company’s consolidated financial statements, statutory audits, audit of internal controls, consents and assistance with review of documents filed with the SEC. In addition, for the fiscal year ended December 31, 2018, Audit Fees also included fees for professional services provided in connection with the audit of the A&S Business related to the Fortive Transaction.

(2)

Audit Related Fees for the fiscal years ended December 31, 2019 and December 31, 2018 were primarily for professional services relating to the Fortive Transaction including the review of registration statements and other documents filed with the SEC.

(3)

Tax Fees for the fiscal years ended December 31, 2019 and December 31, 2018 were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with acquisitions, mergers and foreign operations.

(4)

Other fees for the fiscal year ended December 31, 2019 were for services related to the evaluation of and assistance with proposed acquisitions and DART software subscription. There were no other fees for the fiscal year ended December 31, 2018.

Pre-Approval of Audit and Non-Audit Services

Altra’s Audit Committee is responsible for appointing Altra’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below and must pre-approve any internal control related service, including any changes in the nature, scope or extent of such services.

Audit Services

Under the policy, the Audit Committee is to approve the engagement of Altra’s independent auditor each fiscal year and pre-approve each audit and audit-related service to be performed by such independent auditor, including, but not limited to, the audit of Altra’s financial statements and the provision of an attestation report on management’s evaluation of Altra’s internal controls over financial reporting. As noted above, the Audit Committee must specifically approve, in advance, any proposed change in the nature, scope or extent of any internal control related service.

Non-Audit Services

In accordance with the pre-approval policy, the Audit Committee must pre-approve non-audit services that may be performed by the independent auditor during the fiscal year. The Audit Committee will approve the provision of only those non-audit services deemed permissible under the federal securities laws and regulations. The Audit Committee may delegate to the Chair of the Audit Committee the authority to approve additional permissible non-audit services to be performed by the independent auditor, provided that the full Audit Committee shall be informed of such approval at its next scheduled meeting.

All services performed by D&T in fiscal year 2019 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy.

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

PROPOSAL NO. 3 PROPOSAL TO APPROVE ALTRA’S AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

Altra stockholders previously approved the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan, or the Altra Equity Plan, under which key employees, officers, directors, consultants and other persons who provide services to Altra (for purposes of this Proposal No. 3, those who receive Awards (as defined below) may be referred to as “Participants”) may be granted equity-based incentive awards. The Altra Equity Plan initially provided for a share reserve of 750,000 shares of Altra common stock plus any shares of Altra common stock subject to outstanding awards under the 2004 Equity Incentive Plan (which the Altra Equity Plan replaced) that may become available for issuance because they expire, are forfeited or otherwise terminate without having been exercised or settled in full, in accordance with the Altra Equity Plan (the “Added-Back Shares”). In connection with the amendment and restatement of the Altra Equity Plan in 2017, Altra stockholders approved an increase in the share reserve under the Altra Equity Plan of 750,000 shares plus any Added-Back Shares. Then, in connection with the amendment and restatement of the Altra Equity Plan in 2018 as part of the Fortive Transaction, which closed in October 2018, Altra stockholders approved amendments to the Altra Equity Plan to increase the share reserve by 2,200,000 shares plus any Added-Back Shares, and to impose a more restrictive limit on non-employee director compensation. As of February 28, 2020, 1,503,544 shares were subject to outstanding stock options, restricted stock and performance share awards under the Altra Equity Plan, and 1,504,092 shares remained available for future grants.

When Altra stockholders last increased our share authorization in 2018 in connection with the Fortive Transaction, we had anticipated that the authorized shares would be sufficient to last through the date of our 2021 Annual General Meeting of Stockholders. However, given the current global macroeconomic conditions, including the unprecedented disruption resulting from the COVID-19 pandemic, and the significant recent decline in the price of Altra common stock, the Board of Directors has determined that it is advisable to increase the share reserve under the Altra Equity Plan at this time in order to ensure that we have sufficient flexibility to make equity-based awards over the next three fiscal years in amounts determined appropriate by the Compensation Committee of the Board of Directors and also to allow us the discretion to adjust our grant practices in ways that promote retention and align the interests of key employees with those of our stockholders but could deplete our current share reserve more rapidly than originally anticipated.

In light of the above, Altra stockholders are now being asked to approve the Amended and Restated 2014 Omnibus Incentive Plan (the “A&R Altra Equity Plan”), which would increase the number of shares authorized for issuance under the Altra Equity Plan by 3,000,000 shares, for a total of 6,700,000 authorized shares, of which 4,504,092 shares, plus any Added-Back Shares, would be available for future grants.

Altra stockholders are also being asked to approve certain updates to eliminate all provisions of the Altra Equity Plan that were included in order to allow Altra to grant awards that would qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, which provided an exception to the $1 million per year deducibility limit on compensation to certain executive officers set forth in Section 162(m). Such provisions are now obsolete pursuant to the Tax Cuts and Jobs Act of 2017, which eliminated the exception for “performance-based” compensation with respect to 2018 and future years. Additional information regarding Section 162(m) is described below under the heading Section 162(m) Deduction Limitation.

The text of the A&R Altra Equity Plan appears at the end of this proxy statement as Annex A. The following description of the A&R Altra Equity Plan is a summary only and should be read in conjunction with the full text of the A&R Altra Equity Plan.

The Board of Directors, based upon the recommendation of the Compensation Committee, unanimously approved, on March 9, 2020, the A&R Altra Equity Plan, which would (i) make an additional 3,000,000 shares of Altra common stock available for grant under the Altra Equity Plan, subject to stockholder approval at the Annual Meeting, and (ii) update the Altra Equity Plan to remove all provisions relating to Section 162(m) of the Code, as described above. These amendments are reflected in the A&R Altra Equity Plan, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference.

Incentive Compensation is an Important Part of Altra’s Compensation Program

The Compensation Committee established cash and long-term equity-based incentive compensation as important elements of Altra’s compensation program. The Compensation Committee emphasizes long-term equity-based compensation in order to (i) align Participants’ interests with the interests of the Company’s stockholders in the long-term success of the Company; (ii) provide management with an equity ownership in the Company tied to Company performance; (iii) attract, motivate and retain key employees and non-employee directors; and (iv) provide incentive to management for continuous employment with the Company. The A&R Altra Equity Plan is designed to advance these interests of the Company and its stockholders. Equity-based compensation under the A&R Altra Equity Plan encourages executives to act as owners with an equity stake in the Company, discourages inappropriate risk-taking and contributes to the continuity and stability within the Company’s leadership.

Long-term equity-based compensation will allow Altra to better align the interests of its management team with the interests of Altra stockholders and to create substantial incentives for Altra’s employees to achieve Altra’s long-term end goals. In addition, long-term equity-based compensation enables Altra to provide competitive compensation to help in the recruitment of executives and employees and also, through vesting provisions, helps to promote retention and long-term service of executives and key employees. The use of long- term equity-based compensation for retention purposes is especially important now.

Dilution Assessment

Altra strives to maximize employee and stockholder alignment, while minimizing dilution. Below is a summary of Altra’s assessment of potential dilution attributable to the proposed increase in shares authorized pursuant to the A&R Altra Equity Plan.

The shares of Altra common stock listed in the table below are as of February 28, 2020.

Share Allocation and Potential Dilution
New Share Request	3,000,000
Shares Currently Available for Future Awards	1,504,092
Shares Subject to Currently Outstanding Awards	1,503,544
Total Potential Equity Awards	6,007,636
Shares Currently Outstanding	64,351,480

Potential Dilution from the A&R Altra Equity Plan	8.5%

Based on these assumptions, the Board of Directors determined that the number of shares of Altra common stock to be reserved for issuance under the Amended and Restated 2014 Omnibus Incentive Plan could be expected to allow Altra to continue to utilize equity compensation practices through at least 2023.

Currently, only 1,504,092 shares of Altra common stock remain available for future awards under the A&R Altra Equity Plan, which could be sufficient to cover Altra’s annual equity plan for 2021, as originally anticipated, but in light of current global macroeconomic conditions and the significant recent decline in the price of Altra common stock, Altra’s board determined it is desirable to seek stockholder approval for additional shares to provide sufficient flexibility during this time of unprecedented turbulence in order to ensure Altra’s ongoing ability to use long-term equity-based compensation as a significant component of its overall compensation. Such ability could potentially be significantly impaired if Altra stockholders do not approve the proposed increase in shares authorized pursuant to the A&R Altra Equity Plan.

2017-2019 “Burn Rate”

The following table presents information on Altra’s “burn rate”, showing the rate at which equity awards have been granted during the past three fiscal years.

	2017	2018	2019
Aggregate number of equity awards granted(1)	154,382	271,830	684,667
Weighted average common shares outstanding (basic)	28,949,000	37,868,000	64,300,000
Burn rate, annual	0.53%	0.72%	1.06%

(1)

Represents, with respect to each fiscal year listed above, the sum of (a) the number of restricted shares, restricted stock units and stock options granted in such fiscal year and (b) the number of shares that may be issued under performance share awards granted in such fiscal year based on target-level performance.

In respect of 2018, the aggregate number of equity awards granted, as set forth in the table above, differs from the number reported as shares granted in Note 11 to the financial statements of Altra’s 2018 Annual Report on Form 10-K, because the number above excludes 536,030 restricted stock units granted to A&S Business employees in 2018 that replaced forfeited Fortive equity awards in connection with the Fortive Transaction. In addition, in respect of 2019, the aggregate number of equity awards granted, as set forth in the table above, differs from the number reported as shares and stock options granted in Note 12 to the financial statements of Altra’s 2019 Annual Report on Form 10-K, because such note inadvertently reports the 271,693 stock options that were granted in 2019 as stock options unvested as of January 1, 2019 and indicates that no stock options were granted in 2019. In fact, Altra granted stock options for the first time in 2019.

Based on the burn rates shown in the table above, Altra’s average burn rate for the period 2017–2019 was 0.77%. This rate is slightly below the median average burn rate of 0.8% among the members of a comparison group consisting of Altra’s current peer group, as described in this Proxy Statement, plus the companies used by Institutional Shareholder Services in 2019 for purposes of its say-on-pay vote recommendation.

Summary of the A&R Altra Equity Plan

The following is a general description of the terms and conditions of the A&R Altra Equity Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the A&R Altra Equity Plan, which is filed herewith as Annex A.

Purpose. The purpose of the A&R Altra Equity Plan is to assist us, including Altra’s subsidiaries and other designated affiliates, in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in Altra in order to strengthen the mutuality of interests between such persons and Altra stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

Shares Available for Awards; Annual Per-Person Limitations. Under the A&R Altra Equity Plan, the total number of shares of Altra common stock that could be available for delivery pursuant to the grant of awards (for purposes of this Proposal No. 3, “Awards”) shall be 6,700,000 (which is the sum of (i) the current share reserve under the A&R Altra Equity Plan of 3,700,000 and (ii) the additional 3,000,000 shares requested to be approved by stockholders under this proposal) plus any Added-Back Shares.

Based on currently outstanding Awards, 4,504,092 shares would be available for future grants under the A&R Altra Equity Plan, if this proposed A&R Altra Equity Plan is approved. If this proposed amendment and restatement is not approved, then the current share reserve under the A&R Altra Equity Plan will not increase (i.e., the total number of shares of Altra common stock that could be available for delivery pursuant to the grant of Awards would be 3,700,000 plus any Added-Back Shares). Further, whether or not this proposed amendment and restatement is approved, no more than 500,000 shares of the A&R Altra Equity Plan’s reserve will be available for grants of incentive stock options (which is the current limit that applies to grants of incentive stock options).

Shares of Altra common stock subject to Awards (except for substitute Awards) under the A&R Altra Equity Plan, including any Award outstanding as of the effective date of the A&R Altra Equity Plan as well as those awards under the 2004 Equity Incentive Plan (which the Altra Equity Plan replaced), that terminate without being exercised, expire, are forfeited or canceled, are exchanged for Awards that do not involve shares of Altra common stock, are withheld to pay the tax on Awards other than options or stock appreciation rights, or are settled in cash in lieu of shares will generally again be available for Awards under the A&R Altra Equity Plan. Any shares of Altra common stock that are subject to Awards shall be counted against this limit as one share of common stock for every one share granted. Any shares of Altra common stock delivered under the A&R Altra Equity Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Substitute Awards will not reduce the shares authorized for grant under the A&R Altra Equity Plan or authorized for grant to a Participant in any period.

The A&R Altra Equity Plan imposes a limit on the maximum number of shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid during the calendar year to the non-employee director in respect of the non-employee director’s service as a member of the Board of Directors (including service as a member or chair of any regular committees of the Altra board of directors). Such total must not exceed $600,000 in total value or, in the case of the non-executive chair of the Altra board of directors, $750,000 in total value (in each case, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

The Compensation Committee is required to make appropriate adjustments, if any, to the limitations described above and any outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of Altra common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects Altra common stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to certain unusual or nonrecurring events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. The persons eligible to receive Awards under the A&R Altra Equity Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of Altra for purposes of eligibility for participation in the A&R Altra Equity Plan.

Altra presently has eight non-employee directors, six executive officers (one of which is also a director), and approximately 9,200 full-time employees. Altra cannot determine the number of independent contractors and consultants eligible to receive grants or the benefits that will be received by or allocated to eligible persons under the A&R Altra Equity Plan. It is not possible to state the number of persons who will receive grants or determine the benefits that will be received by or allocated under the A&R Altra Equity Plan because the selection of Participants and the determination of benefits rests within the discretion of the Compensation Committee.

Administration. The A&R Altra Equity Plan is to be administered by the Compensation Committee except to the extent the Board of Directors elects to administer the A&R Altra Equity Plan, in which case the A&R Altra Equity Plan shall be administered by only those directors who are independent. Subject to the terms of the A&R Altra Equity Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the A&R Altra Equity Plan, construe and interpret the A&R Altra Equity Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the A&R Altra Equity Plan.

Stock Options and Stock Appreciation Rights. The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options, and stock appreciation rights entitling the Participant to receive the amount by which the fair market value of a share of Altra common stock on the date of exercise exceeds the grant price of the stock appreciation right. Incentive stock options may only be granted to employees. The exercise price per share of common stock subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but will not be less than the fair market value of a share of Altra common stock on the date of grant. For purposes of the A&R Altra Equity Plan, the term “fair market value” means the fair market value of a share of Altra common stock, under procedures established by the Compensation Committee in a manner permitted under Section 409A of the Code and the regulations issued thereunder. A free standing stock appreciation right may not be exercisable before the expiration of one year from the date of grant, except under certain circumstances such as in connection with a change in control or as set forth in an award agreement in the event of the Participant’s death or disability. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, subject to a thirty day extension if the exercise of the option or stock appreciation right would be prohibited on such expiration date. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding Awards or other property (including loans to Participants if permissible under applicable law) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

Prohibition on Repricing Options and Stock Appreciation Rights. Other than in connection with a change in control, extraordinary dividend, other distribution, recapitalization, reorganization, merger, repurchase, share exchange, liquidation, dissolution, other similar corporate transactions, and certain adjustments permitted under the Code, the Compensation Committee is not permitted, without stockholder approval, to (i) lower the exercise price per share or grant price per share, respectively, of an option or stock appreciation right, after it has been granted; (ii) cancel an option or stock appreciation right when the exercise price per share or grant price per share, respectively, exceeds the fair market value of one share in exchange for cash or another Award; or (iii) take any other action with respect to an option or stock appreciation right that would be treated as a repricing.

Restricted and Deferred Stock. The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A Participant granted restricted stock generally has all of the rights of a stockholder of Altra, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a Participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on Participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments, except that any dividends and/or dividend equivalents with respect to Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividend and/or dividend equivalents shall not be paid if the performance goals are not satisfied. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards, other investment vehicles, or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of Altra’s obligations to pay cash under the A&R Altra Equity Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards. The Compensation Committee or the Board of Directors is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Altra common stock. The Compensation Committee or the Board of Directors determines the terms and conditions of such Awards.

Performance Awards. The Compensation Committee is authorized to grant performance awards to Participants on terms and conditions established by the Compensation Committee. The terms and conditions of any Performance Award granted under the A&R Altra Equity Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Compensation Committee and not inconsistent with the A&R Altra Equity Plan, provided that dividend/dividend equivalents accumulated will not be paid until performance goal achievement.

The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of Altra common stock or other property, or any combination thereof, as determined by the Compensation Committee.

In the case of performance awards, the Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit Participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts. The Compensation Committee is authorized to place cash, shares of Altra common stock or other property in trusts or make other arrangements to provide for payment of Altra’s obligations under the A&R Altra Equity Plan. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. The Compensation Committee may, however, grant Awards in exchange for other Awards under the A&R Altra Equity Plan, awards under Altra’s other plans, or other rights to payment from Altra and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control. The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration, except in the event that a successor entity assumes or substitutes an Award. Upon a “change in control” of Altra (as defined in the A&R Altra Equity Plan), if the successor entity (if any) does not assume or substitute an Award, then the Compensation Committee is authorized to provide for “single-trigger” vesting; however, if an Award is assumed or substituted, it will be subject to “double-trigger” vesting upon a termination without “cause” or for “good reason” (each, as defined in the A&R Altra Equity Plan) occurring within 24 months of the change in control, on terms that may be determined by the Compensation Committee or set forth in the applicable Award agreement.

With respect to Awards subject to performance goals, if the successor entity does not assume or substitute an Award, then the Compensation Committee is authorized to provide that the applicable performance goals will be deemed to have been met upon the occurrence of any change in control based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control). The Compensation Committee may alternatively provide that the performance Award will be converted into a restricted stock or other stock-based Award upon the change in control, based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control), and such converted restricted stock or other stock-based Award will be subject to “double-trigger” vesting upon a termination without cause or for good reason occurring within 24 months of the change in control, on terms that may be determined by the Compensation Committee or set forth in the applicable Award agreement.

Restrictions on Transfer. Awards granted under the A&R Altra Equity Plan generally may not be pledged or encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant’s death, except that the Compensation Committee may, in its discretion, permit transfers without consideration only, to one or more beneficiaries or other transferees during the Participant’s lifetime subject to any restrictions imposed by the Compensation Committee. Awards under the A&R Altra Equity Plan are generally granted without a requirement that the Participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the A&R Altra Equity Plan or the Compensation Committee’s authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for (i) any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or market on which shares of Altra common stock are then listed, and (ii) with respect to repricing, as set forth under Prohibition on Repricing Options and Stock Appreciation Rights, above. Thus, stockholder approval may not necessarily be required for every amendment to the A&R Altra Equity Plan that might increase the cost of the A&R Altra Equity Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock option, that condition favorable treatment of Participants on such approval, although the Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board of Directors, the A&R Altra Equity Plan will terminate at the earliest of (a) such time as no shares of Altra common stock remain available for issuance under the A&R Altra Equity Plan, (b) termination of the A&R Altra Equity Plan by the Board of Directors, or (c) April 28, 2030, which is the tenth anniversary of the Annual Meeting. Awards outstanding upon expiration of the A&R Altra Equity Plan shall remain in effect until they have been exercised or terminated, or have expired.

Expiration Date. The A&R Altra Equity Plan will expire on April 28, 2030, which is the tenth anniversary of the date of the Annual Meeting, or such earlier termination of the A&R Altra Equity Plan by the Board of Directors or such time as no shares are available for issuance under the A&R Altra Equity Plan.

Clawback. Under the A&R Altra Equity Plan, Awards will be subject to such deductions and clawback as may be required to be made pursuant to laws, government regulations, or stock exchange listing requirements, and any policy adopted by Altra pursuant to any such law, government regulation or stock exchange listing requirement. For a description of Altra’s clawback policy, refer to “Compensation Discussion and Analysis—Clawback Policy” in this Proxy Statement.

Federal Income Tax Consequences of Awards

The A&R Altra Equity Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a general summary of certain U.S. Federal income tax consequences to U.S. Participants with respect to Awards granted under the A&R Altra Equity Plan based on the law as currently in effect. This discussion applies to Participants who are citizens or residents of the U.S. and a U.S. taxpayer.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the A&R Altra Equity Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is Altra’s employee or an employee of a “related entity,” as defined in the A&R Altra Equity Plan, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of Altra common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for Altra and is reasonable in amount, and either the employee includes that amount in income or Altra timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The A&R Altra Equity Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which Altra refers to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which Altra refers to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which Altra refers to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of common stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” in connection with the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, Altra is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for Altra and is reasonable in amount, and either the employee includes that amount in income or Altra timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the A&R Altra Equity Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. If permitted by the Compensation Committee, a recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the A&R Altra Equity Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We will be allowed a corresponding Federal income tax deduction in an amount equal to the ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

We may grant stock appreciation rights, which Altra calls SARs, separate from any other Award, which Altra refers to as Stand-Alone SARs, or in tandem with options, which Altra refers to as Tandem SARs, under the A&R Altra Equity Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to Altra upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, Altra will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. With respect to Awards based on the achievement of performance goals, dividends/dividend equivalents accumulated will not be paid until performance goal achievement. Altra generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income.

Some of the Awards to be granted under the A&R Altra Equity Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock. It is intended that any Award agreement that will govern Awards subject to Section 409A will comply with these rules.

Section 162(m) Deduction Limitation

Pursuant to Section 162(m) of the Code, as in effect for 2017, compensation in excess of $1 million per year paid to Altra’s chief executive officer and three other highest paid executive officers (other than the chief financial officer) was not deductible unless it qualified as “performance-based compensation”. As noted above, the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, Altra expects that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017, compensation over $1 million per year paid to any named executive officer (and any person who was a named executive for any year, beginning with 2017) will be nondeductible under Section 162(m).

State and Local Income Taxes

In addition to U.S. Federal income tax, Participants may also be subject to U.S. state and local taxes with respect to Awards granted under the A&R Altra Equity Plan.

New Plan Benefits under the A&R Altra Equity Plan

Future Awards under the A&R Altra Equity Plan would be granted at the discretion of the Compensation Committee, and, therefore, the types, numbers, recipients, and other terms of such Awards cannot be determined at this time. Information regarding our recent practices with respect to equity-based compensation under the A&R Altra Equity Plan is presented elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Additional Information Regarding the Altra Equity Plan

The following table lists each person named in the Summary Compensation Table, each director nominee, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received at least five percent of the options under the Altra Equity Plan, and all current employees of the Company (other than executive officers) as a group, indicating the aggregate number of options granted under the A&R Altra Equity Plan to each of the foregoing since the inception of the Altra Equity Plan in 2014. The fair market value per share of Altra common stock on March 19, 2020 was $15.94.

OUTSTANDING AWARDS

Name and Principal Position	Options granted under the Altra Equity Plan From Inception	Weighted Average Exercise Price
Carl R. Christenson, Chairman and Chief Executive Officer	221,165	$32.49
Christian Storch, Vice President and Chief Financial Officer	59,278	$32.43
Glenn Deegan, Executive Vice President Legal, Human Resources, and General Counsel	40,345	$32.40
Craig Schuele, Executive Vice President, Marketing and Business Development	22,296	$32.35
Gerald Ferris, Former Executive Vice President, Global Sales	—	—
All Current Executive Officers as a Group (5 persons)	358,778	$32.46
All Director Nominees (other than the Executive Officers)
All Current Directors (other than Executive Officers) as a Group (8 persons)
Associates of Named Executive Officers, Directors and Director Nominees	—	—
All Current Employees (other than Executive Officers) as a Group (approximately 9,200 persons)	127,463	$32.47

Equity Compensation Plan Information

The following table presents information concerning our 2014 Omnibus Incentive Plan as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders (1)	475,467	(2)	$—	1,833,539
Equity compensation plans not approved by security holders	n/a		n/a	n/a

Total	475,467		$—	1,833,539

(1)	The 2014 Omnibus Incentive Plan was approved by the Company’s stockholders at its 2014 annual meeting.

(2)

Represents stock options, restricted stock units and the maximum number of shares that may be issued under performance share awards that are outstanding as of December 31, 2019 based on achievement of the highest level of each applicable performance obligation.

Required Vote

The approval of the A&R Altra Equity Plan to increase the share reserve thereunder and to eliminate all provisions relating to Section 162(m) of the Code requires the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Altra Board of Directors

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.

PROPOSAL 4. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote to approve Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is primarily structured to compensate our executives at competitive levels, with the opportunity to earn above-median compensation for above-market performance as compared to our peer group. We compensate our executives through programs that emphasize performance-based incentive compensation in the form of annual cash payments and equity-based awards. We have structured annual cash and long-term non-cash compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving such goals. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring the highest degree of accountability at the senior levels of the organization. The Board of Directors believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the named executive officers. We urge you to read the “Executive Compensation” section of this Proxy Statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to Altra Industrial Motion Corp.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the stockholders vote FOR Proposal 4.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in Altra’s Proxy Materials

Any proposal or director nomination that a stockholder wishes to submit for inclusion in Altra’s proxy materials for the 2021 Annual Meeting of Stockholders pursuant to and in accordance with Rule 14a-8 of the Exchange Act must be received by Altra not later than November 26, 2020.

Requirements for Stockholder Proposals to Be Brought Before the Annual Meeting

Altra’s bylaws provide that any proposal or director nomination that a stockholder wishes to propose for consideration at an annual meeting, but does not seek to include in Altra’s proxy statement and related materials, must be received by the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. Absent specific circumstances set forth in our bylaws, to be considered at the 2021 Annual Meeting such proposal must be delivered to Altra no earlier than December 29, 2020 and no later than January 28, 2021. In addition, any stockholder proposal to Altra must set forth the information required by Altra’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. The proxy solicited by the Board of Directors for the 2021 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder at the meeting that was not included in the proxy materials for such meeting.

Any stockholder proposals or notices submitted to Altra in connection with the 2021 Annual Meeting should be addressed to: Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2020 proxy statement and 2019 annual report, and/or wishes to receive separate copies of these documents in the future, or if, at any time, stockholders who share an address and receive separate copies of the 2020 proxy statement and 2019 annual report, who would like to receive a single copy of these documents in the future, such stockholder or stockholders may (1) notify its broker or (2) direct its written or oral request to: Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, (781) 917-0600.

Upon written or oral request of a stockholder at a shared address to which a single copy of the 2020 proxy statement and 2019 annual report was delivered, we will deliver promptly separate copies of these documents.

Annex A

ALTRA INDUSTRIAL MOTION CORP.

2014 OMNIBUS INCENTIVE PLAN

(As amended and restated April 28, 2020)

1. Purpose. The purpose of this ALTRA INDUSTRIAL MOTION CORP. 2014 OMNIBUS INCENTIVE PLAN (the “Plan”) is to assist Altra Industrial Motion Corp., a Delaware corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan was originally adopted by the Board on February 12, 2014 and was approved by shareholders on April 24, 2014. Upon its effectiveness in 2014, the Plan replaced in its entirety the Prior Plan, as defined herein. The Plan was amended and restated, and approved by shareholders, on April 26, 2017, September 4, 2018, and on April 28, 2020. With respect to Awards that were outstanding as of each date that shareholders approved such amendments, such Awards will remain subject to terms and conditions of the Plan that were in effect immediately prior to such approval, except that the total number of Shares available for grant under the Plan (and the other provisions of Section 4(a)) described herein will apply to such Awards.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Shares granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award, Cash Award or other incentive award payable in cash or Shares or a combination thereof, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but does not need to be, executed by the Company or the Participant.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cash Award” means an Award of cash granted to a Participant under Section 6(j) hereof.

(g) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity. In the absence of any such agreement or the absence of a definition of “cause” or “for cause” in any such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, or any policies and procedures established from time to time by the Company or any Related Entity, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) any involvement by the Participant in fraud, misappropriation or embezzlement related to the business or property of the Company, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h) “Change in Control” means a Change in Control as defined with related terms in Section 8(b) of the Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means the Company Compensation Committee, and any committee designated thereafter by the Compensation Committee, to administer the Plan. If the Compensation Committee seeks to designate a separate committee to administer the Plan, that committee shall consist of at least two directors, and each member of the committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) Independent.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) or entity who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means the uninterrupted active provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise may be provided in an Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(o) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in an Award Agreement, “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(r) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(s) “Effective Date” means April 28, 2020, which is the date on which the shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and other laws, regulations, and obligations of the Company applicable to the Plan, most recently approved the Plan in accordance with this amendment and restatement.

(t) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee who is on an approved leave of absence (including sick leave, military leave, or any other authorized personal leave) may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w) “Fair Market Value” means as of any date that requires the determination of the Fair Market Value of a Share under this Plan or any Award Agreement, the fair market value of a Share on such date of determination, calculated by the Committee in a manner permitted under Section 409A of the Code and the regulations issued thereunder, including as follows:

(i) if the Shares are then listed or admitted to trading on the Nasdaq or other national securities exchange which reports closing sale prices, the Fair Market Value shall be determined based upon the closing sale price per Share on the trading day before or the trading day of the date of determination, the arithmetic mean of the high and low prices on the trading day before or the trading day of the date of determination or the average selling price during a specified period that is within 30 days before or 30 days after the applicable valuation date (provided that before the Committee applies such average selling price valuation method, it must irrevocably commit to grant the Option or Stock Appreciation Right with an exercise price determined by applying such method before the beginning of the specified period);

(ii) If the Shares are not then listed or admitted to trading on the Nasdaq or another securities exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Shares in the over-the-counter market on such day of the date of determination; or

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

For the avoidance of doubt, when approving or authorizing an Award, the Committee can provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under this Plan shall be as of such date of grant.

(x) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the

Company or a Related Entity. In the absence of any such agreement or the absence of a definition of “good reason” or “for good reason” in any such agreement, such term shall mean (i) the assignment to the Participant of any substantial duties or responsibilities inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, excluding for this purpose any action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than any failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(y) “Incentive Stock Option” means any Option granted under and in accordance with the terms of Section 6(b), that meets the requirements of Section 422 of the Code or any successor provision thereto and is designated by the Committee in the applicable Award Agreement as an Incentive Stock Option.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) of the Plan.

(aa) “Independent”, when referring to either the members of the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq.

(bb) “Non-Employee Director” means a member of the Board (as constituted from time to time) who is not an officer or other employee of the Company or any of its Related Entities.

(cc) “Option” means a right granted to a Participant under and in accordance with the terms of Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(dd) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(ee) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ff) “Participant” means a person who was an Eligible Person at the time of grant and has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(gg) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(hh) “Performance Goal” shall mean one or more business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity, that the Committee, in its sole discretion, shall determine should be used as a Performance Goal.

(ii) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(jj) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(kk) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ll) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(mm) “Prior Plan” means the Altra Holdings, Inc. 2004 Equity Incentive Plan, as effective as of November 21, 2004, as amended.

(nn) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(oo) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(pp) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(ss) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(tt) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or controls the board of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(uu) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines; provided that the terms and conditions of each such Substitute Award (including, without limitation, the exercise price and number of Shares subject to such Substitute Award) shall be determined in accordance with Treasury Regulations section 1.409A-1(b)(5)(v)(D), except with respect to Incentive Stock Options, in which case the terms and conditions of such Substitute Award shall be determined in accordance with Treasury Regulations section 1.424-1(a).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those Directors who are Independent, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, in its sole discretion but subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant

Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards (including Substitute Awards), prescribe the form of, and prepare, as applicable, Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan, Award Agreements and any other instrument or agreement relating to, or awards made under, the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The terms and conditions prescribed by the Committee in any Award Agreement may include, in the discretion of the Committee, provisions requiring that a Participant forfeit and/or repay to the Company all or any portion of the value of any Award in the event that the Participant violates any noncompetition, nonsolicitation, confidentiality or other agreement with the Company or any Related Entity. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. Notwithstanding anything herein to the contrary, the Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, attorneys, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Grant Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares available for grant under the Plan shall be (i) 6,700,000, which includes (A) 3,000,000 Shares approved by the Company’s shareholders on the Effective Date and (B) 3,700,000 Shares previously approved by the Company’s shareholders prior to this amendment and restatement plus (ii) the number of Shares subject to awards under the Prior Plan that were outstanding prior to the Effective Date and became available for Awards pursuant to the Plan prior to the Effective Date pursuant to Section 4(c)(i) of the Plan (prior to this amendment and restatement). Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares available for grants of Incentive Stock Options is 500,000.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) Any Shares that are subject to an Award (except for Substitute Awards), or to an award under the Prior Plan that is outstanding on the Effective Date of the Plan, which terminate without being exercised, expires, is forfeited or canceled, is exchanged for an Award that does not involve Shares, or is withheld to pay tax on any Award other than for Options or Stock Appreciation Rights, or is settled in cash in lieu of Shares, shall, to the extent of such termination, expiration, forfeiture, cancellation, or exchange for another Award, non-issue, withholding or tender, or such settlement in cash, again be available for Awards under the Plan, subject to Section 4(c)(iv) below. If the Company uses the proceeds from the exercise of an Option to repurchase Shares, the Shares so repurchased shall not be counted for purposes of determining the maximum number of Shares available for grant under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) all Shares with respect to which a stock-settled Stock Appreciation Right is exercised, regardless of the number of Shares actually issued, or (c) Shares delivered or withheld by the Company to satisfy any tax obligation with respect to Options or Stock Appreciation Rights.

(ii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iii) Any Shares that again become available for grant pursuant to this Section 4(c) shall be added back as one (1) Share.

(iv) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

5. Eligibility; Non-Employee Director Award Limitations.

(a) Awards may be granted under the Plan only to Eligible Persons; provided that Incentive Stock Options may be granted only to Employees.

(b) Notwithstanding any other provision of the Plan to the contrary, the maximum number of Shares subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees paid during the calendar year to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board (including service as a member or chair of any committee of the Board), shall not exceed $600,000 in total value or, in the case of the non-executive chair of the Board, $750,000 in total value (in each case, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The terms and conditions of each Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan; provided, however, that the Committee may grant an Award that is fully vested on the date of grant without an Award Agreement. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan or that is prohibited by applicable law or securities exchange rule. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions; provided that Incentive Stock Options may be granted only to Employees. Except as provided in Section 6(a), the terms and conditions of any Option granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. For avoidance of doubt, a Participant granted Options shall not have the right to receive dividends or dividend equivalents thereon.

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c) or in connection with a Change in Control, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure to the extent that it does not violate the prohibition on personal loans to executive officers and Directors imposed by the Sarbanes-Oxley Act of 2002), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. In addition, the term of each Option shall be fixed by the Committee, but shall not exceed 10 years from the date of grant thereof. Except as otherwise provided for in the Award Agreement, if a

Participant’s Option is scheduled to expire on a date on which the exercise of the Option would be prohibited because of any state or federal securities laws, the rules of any securities exchange or interdealer quotations system, any government regulation, Company lock-up agreements, or Company policies and regulations, then the Participant’s expiration date for such Option, and such Option only, shall be automatically extended for thirty (30) calendar days from the end of such prohibition.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”). Except as provided in Section 6(a), the terms and conditions of any Stock Appreciation Rights granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. Other than in connection with Substitute Awards, the grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 9(c) or in connection with a Change in Control, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval. A Freestanding Stock Appreciation Right shall not be exercisable before the expiration of one year from the date of grant, except under certain circumstances contemplated by Section 8 or as may be set forth in an Award Agreement with respect to the death or Disability of a Participant. In addition, the term of each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed 10 years from the date of grant thereof. Except as otherwise provided for in the Award Agreement, if a Participant’s Stock Appreciation Right is scheduled to expire on a date on which the exercise of the Stock Appreciation Right would be prohibited because of any state or federal securities laws, the rules of any securities exchange or interdealer quotations system, any government regulation, Company lock-up agreements, or Company policies and regulations, then the Participant’s expiration date for such Stock Appreciation Right, and such Stock Appreciation Right only, shall be automatically extended for thirty (30) calendar days from the end of such prohibition. For avoidance of doubt, a Participant granted a Stock Appreciation Right shall not have the right to receive dividends or dividend equivalents thereon.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of Performance Goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). Except as provided in Section 6(a), the terms and conditions of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of Performance Goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and, subject to Section 6(d)(iv) below, the right to receive dividends thereon.

During the Restriction Period, subject to Section 9(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed. Any dividends with respect to Restricted Stock Awards which vest based on the achievement of Performance Goals shall be accumulated until such Award is earned and such dividends shall not be paid if the Performance Goals are not satisfied.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Except as provided in Section 6(a), the terms and conditions of any Deferred Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that any Dividend Equivalents with respect to Deferred Stock Awards which vest based on the achievement of Performance Goals shall be accumulated until such Award is earned and such Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. Except as provided in Section 6(a), the terms and conditions of any Shares or Awards granted hereunder shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. Any dividends with respect to Shares granted to any Eligible Persons as a bonus, or Shares granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, which vest based on the achievement of Performance Goals, shall be accumulated until such Award is earned and such dividends shall not be paid if the Performance Goals are not satisfied.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Except as provided in Section 6(a), the terms and conditions of any award of Dividend Equivalents under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, provided that any Dividend Equivalents with respect to Awards which vest based on the achievement of Performance Goals shall be accumulated until such Award is earned and such Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, or a combination thereof, on terms and conditions established by the Committee. Except as provided in Section 6(a), the amount, terms and conditions of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan, provided that any dividends and/or Dividend Equivalents with respect to Awards which vest based on the achievement of Performance Goals shall be accumulated until such Award is earned and such dividend and/or Dividend Equivalents shall not be paid of the Performance Goals are not satisfied. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The Committee shall determine whether, and the extent to which, the applicable Performance Goals have been achieved or satisfied and the amount of the Performance Awards that will be distributed based upon such determination. Except as provided in Section 8 or provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as provided in

Section 6(a), the terms and conditions of such Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity and cashless exercise programs, provided that such loans and cashless exercise programs are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or prohibiting personal loans to executive officers and Directors of the Company and certain Related Entities under any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Notwithstanding the foregoing, any dividends and/or Dividend Equivalents with respect to Other Stock-Based Awards which vest based on the achievement of Performance Goals shall be accumulated until such Award is earned and such dividends and/or Dividend Equivalents shall not be paid if the Performance Goals are not satisfied, except that the Participant shall have the right to vote any Shares distributed with respect to an Other Stock-Based Award in connection with a stock split or stock dividend.

(j) Cash-Based Awards. The Committee is authorized to grant Cash Awards to any Eligible Persons as a bonus, such amount of cash to remain within the discretion of the Committee. Cash Awards granted hereunder shall be subject to such other terms and conditions as shall be determined by the Committee. Except as provided in Section 6(a), the terms and conditions, if any, of any Cash Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of the Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq or a national securities exchange, then the rules of the Nasdaq. Installment or deferred payments may be required by the Committee (subject to Section 9(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents, (provided that any dividends and/or Dividend Equivalents with respect to the grant of an Award, which vests based on the achievement of Performance Goals, shall be accumulated until such Award is earned and such dividends and/or Dividend Equivalents shall not be paid if the Performance Goals are not satisfied), or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

8. Change in Control.

(a) Effect of “Change in Control.” Subject to Section 8(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii) All Performance Awards shall be (x) considered to be earned and payable based on achievement of Performance Goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Other Stock-Based Awards based on achievement of Performance Goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to clause (iv) below.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award, then no outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be accelerated as described in Sections 8(a)(i), (ii) and (iii). For the purposes of this Section 8(a)(iv), an Option, Stock Appreciation Right,

Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause or without Good Reason) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated in accordance with the terms of the respective Award Agreement or as determined by the Committee, in its discretion.

(b) Definition of “Change in Control”. A “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 or 14(d)(2) promulgated under the Exchange Act) of more than fifty percent (50%), directly or indirectly, of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any one-year period (not including any period prior to the Effective Date) individuals who constitute the Board as of the beginning of such one-year period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial

Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

9. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred, without consideration only, to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the kind of Shares by which Non-Employee Director limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Other Adjustments. The Committee and the Board are authorized to make adjustments in the terms and conditions of, and the Performance Goals included in, Awards (including Performance Awards, or Performance Goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares (recognizing that if and to the extent that the Shares withheld exceed certain minimum statutory withholding requirements, such withholding may cause the Award to be treated as a liability subject to potential unfavorable financial accounting treatment) or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except as the Committee is limited as set forth in Section 6(b)(i) and 6(c)(i), and that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant is paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. With respect to any Participant who is resident outside of the U.S., the Committee shall have the authority to adopt such modifications, procedures, Award Agreements and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to such Participants and to meet the objectives of the Plan.

(l) Plan Effective Date; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) April 28, 2030, which is the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(m) Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

ALTRA INDUSTRIAL MOTION CORP. 300 GRANITE STREET SUITE 201 BRAINTREE, MA 02184 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/27/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/27/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Carl R. Christenson 02) Lyle G. Ganske 03) Nicole Parent Haughey 04) Margot L. Hoffman, Ph.D 05) Michael S. Lipscomb 06) Thomas W. Swidarski 07) James H. Woodward, Jr. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. The ratification of the selection of Deloitte & Touche LLP as Altra Industrial Motion Corp.’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2020. 3. The approval of the Amended and Restated Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan, which includes an increase in the number of shares authorized for issuance by 3,000,000 shares for a total of 6,700,000 authorized shares (plus any shares subject to awards forfeited under Altra’s prior equity incentive plan). 4. An advisory vote to approve the compensation of Altra’s named executive officers. NOTE: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000450938_1 R1.0.1.18

ANNUAL MEETING OF STOCKHOLDERS OF ALTRA INDUSTRIAL MOTION CORP. Tuesday, April 28, 2020 Please date, sign and mail your proxy card in the envelope provided as soon as possible, or you can vote by internet or phone. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report with 10-K is/are available at www.proxyvote.com ALTRA INDUSTRIAL MOTION CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders 4/28/2020 9:00 AM EDT THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES APPOINTED HEREIN ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. By signing the proxy, you revoke all prior proxies, acknowledge receipt of the notice of the Annual Meeting of Stockholders to be held April 28, 2020 and the proxy statement, and appoint, Carl R. Christenson and Christian Storch, and each of them with full power of substitution, to vote all shares of Common Stock of Altra Industrial Motion Corp. you are entitled to vote, either on your behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Altra Industrial Motion Corp., to be held on Tuesday, April 28, 2020, at 9:00 a.m. EDT at the Boston Marriott Quincy, 1000 Marriott Drive, Quincy, Massachusetts 02169, and at any adjournment or postponement thereof, with the same force and effect as if you were personally present thereat. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side 0000450938_2 R1.0.1.18